UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Permian Resources Corporation

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2026 Proxy Statement

PERMIAN RESOURCES

Notice of 2026 Annual Meeting of Shareholders and Proxy Statement

LETTER FROM OUR CO-CEOS

William M. Hickey III & James H. Walter | , 2026

Dear Fellow Shareholders,
On behalf of the Board of Directors of Permian Resources Corporation, we are pleased to invite you to our 2026 Annual Meeting of Shareholders, which will take place on May 19, 2026 at 9:00 a.m. Central Time at the Petroleum Club of Midland at 501 West Wall Street, Midland, TX 79701.
2025 marked our third consecutive year of operational execution as a public company, and we could not be more proud of our team's achievements. As we progress into 2026, we are confident that our team will continue to leverage their technical skills and evolved learnings to improve upon our cost leadership position and operational excellence in the Delaware Basin. Our focus has always been on delivering peer-leading total shareholder returns. Going forward, we believe we are well-positioned to continue delivering outsized value creation for shareholders. We have a high-quality inventory base in the top U.S. oil shale basin, a tremendous team with a track-record of low-cost execution, a strong pipeline of attractive acquisition opportunities and a balance sheet that allows us to continue to pursue an "all of the above" capital allocation strategy.
We encourage you to review this Proxy Statement and to vote promptly so that your shares will be represented at the Annual Meeting. We also cordially invite you to attend the Annual Meeting. On behalf of the Board of Directors and management, we express our appreciation for your continued support of our company.
Sincerely,

WILLIAM M. HICKEY III Co‑Chief Executive Officer	JAMES H. WALTER Co‑Chief Executive Officer

PERMIAN RESOURCES	2026 PROXY STATEMENT	1

NOTICE
OF 2026 ANNUAL MEETING OF SHAREHOLDERS

May 19, 2026 | 9:00 a.m. Central Time | Petroleum Club of Midland | 501 West Wall Street, Midland, TX 79701
, 2026

To our Shareholders:
The 2026 Annual Meeting of Shareholders of Permian Resources Corporation will take place on May 19, 2026 at 9:00 a.m. Central Time at the Petroleum Club of Midland at 501 West Wall Street, Midland, TX 79701.
At the Annual Meeting, shareholders will be asked to:
1.Elect ten directors to our Board of Directors;
2.Approve, by a non‑binding advisory vote, our named executive officer compensation;
3.Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.Approve the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan;
5.Approve an amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc., our wholly owned subsidiary, to remove the "pass-through voting" provision in connection with our corporate reorganization; and
6.Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
All shareholders of record at the close of business on March 31, 2026, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.
By Order of the Board of Directors,
JOHN C. BELL
EVP, General Counsel and Secretary

Instead of mailing a printed copy of the proxy materials, including our Annual Report, to each shareholder of record, we are providing access to these materials via the internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about                , 2026, a Notice Regarding the Internet Availability of Proxy Materials (the "Notice") was mailed to our shareholders of record as of the record date. The Notice contains instructions on how to electronically access the proxy materials on the internet and how to vote your shares. Instructions for requesting a paper copy of the proxy materials are also contained in the Notice.
Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible by using the internet or telephone voting procedures described in the Notice and in this Proxy Statement or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail. We thank you for your continued support and cordially invite you to attend the Annual Meeting.

2	PERMIAN RESOURCES	2026 PROXY STATEMENT

PERMIAN RESOURCES	2026 PROXY STATEMENT	3

4	PERMIAN RESOURCES	2026 PROXY STATEMENT

PERMIAN RESOURCES	2026 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider before voting. Please read the entire Proxy Statement before voting. For more complete information regarding our 2025 operational and financial performance and definitions of industry terms, please review our Annual Report on Form 10‑K for the year ended December 31, 2025 (the "Annual Report"), which accompanies this Proxy Statement.
ANNUAL MEETING AND VOTING DETAILS

Annual Meeting Details

DATE & TIME Tuesday, May 19, 2026 9:00 a.m. Central Time	LOCATION Petroleum Club of Midland 501 West Wall Street Midland, TX 79701	RECORD DATE March 31, 2026
Board Recommendations on Voting Matters

VOTING MATTER	VOTING RECOMMENDATION	PAGE REFERENCE
Proposal 1: Elect ten directors to our Board of Directors	FOR each Nominee	10
Proposal 2: Approve, by a non‑binding advisory vote, our named executive officer compensation	FOR	62
Proposal 3: Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	63
Proposal 4: Approve the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan	FOR	65
Proposal 5: Approve an amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc., our wholly owned subsidiary, to remove the "pass-through voting" provision in connection with our corporate reorganization.	FOR	73
Voting Your Shares
Even if you plan to attend the Annual Meeting, we strongly encourage you to vote as soon as possible by using one of the methods described below. In all cases, you will need to have your Control Number in hand, which is included on the Notice Regarding the Internet Availability of Proxy Materials (the "Notice") or Proxy Card you receive in the mail. The deadline to vote is 11:59 p.m. Eastern Time on May 18, 2026 (the day before the Annual Meeting) except for voting that occurs in person during the Annual Meeting. If mailed, your completed and signed Proxy Card must be received by May 18, 2026.

BY INTERNET www.cstproxy.com/permian/2026/	BY MOBILE DEVICE	BY MAIL Complete, sign, date and return your Proxy Card in the envelope provided
If you are the beneficial owner of shares held in street name (for example, your shares are held in your brokerage account), your method for accessing the proxy materials and voting may vary. Therefore, if you are a beneficial owner, please follow the instructions provided by your broker or nominee to vote by internet, telephone or mail. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.

6	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
FORWARD‑LOOKING STATEMENTS
You may receive more than one Notice, Proxy Card or other voting instruction form if your shares are held through more than one account (for example, through different brokers or nominees). Each Notice, Proxy Card or other voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
FORWARD‑LOOKING STATEMENTS

This Proxy Statement may include “forward‑looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Please refer to the sections entitled “Risk
Factors” and “Cautionary Statement Concerning Forward‑Looking Statements” in the Annual Report for a description of the substantial risks and uncertainties related to any forward‑looking statements that may be included in this Proxy Statement.
ACHIEVEMENTS DURING 2025

As referenced in the Letter from our Co‑CEOs, this past year represented the third consecutive year of operational execution of Permian Resources Corporation ("PR," the "Company," "we," "us" or "our"). During 2025, PR extended its low cost leadership, increased in scale through accretive acquisitions in the Delaware Basin, completed and integrated numerous acquisitions of oil and natural gas assets, achieved its corporate goals and met or exceeded all of its initial public guidance for 2025.
We are proud of our financial and operational performance for 2025, and some specific highlights of our accomplishments in 2025 are listed below.
●Reported total average production of 392.6 MBoe/d, including 181.8 MBbls/d of oil, 98.0 MBbls/d of NGLs and 678.8 MMcf/d of natural gas, with total oil production representing a 14% increase compared to the prior year
●Generated cash provided by operating activities of $3.6 billion and Adjusted Free Cash Flow (1) of $1.6 billion in 2025, an increase of approximately 6% and 20%, respectively, compared to the prior year
●Realized significant operational efficiency gains, resulting in reduced cycle times and lower well costs, including reduced drilling and completion ("D&C") costs per foot ("D&C/FT") by 10% year‑over‑year
●Executed approximately $1.1 billion of accretive acquisitions, representing more than 700 transactions, 30,000 net acres and 19,000 net royalty acres
●Replaced 100% of PR's developed inventory in 2025 through accretive M&A for the third consecutive year
●Met or exceeded all of PR's initial full year 2025 guidance metrics, significantly exceeding production targets while remaining within the original budget on capital expenditures and controllable cash costs
●Continued to execute on our shareholder return program, returning over $575 million to investors through a combination of opportunistic buybacks and our base dividend

(1)Adjusted Free Cash Flow is a non‑GAAP financial measure. See Appendix A for a reconciliation of this financial measure to our most directly comparable financial measure calculated in accordance with GAAP.

PERMIAN RESOURCES	2026 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY
CORPORATE GOVERNANCE AND COMPENSATION HIGHLIGHTS
CORPORATE GOVERNANCE AND COMPENSATION HIGHLIGHTS

We are committed to corporate governance and compensation practices that follow best processes, promote the long‑term interests of our shareholders, strengthen our Board, foster management accountability and help build public trust in our company. The table below identifies some highlights.

BOARD & COMMITTEE STRUCTURE	GOVERNANCE PRACTICES	COMPENSATION PRACTICES

Roles of Chair of the Board and Co‑CEOs are separate	Board and Committee risk oversight	Our Co‑CEOs receive compensation solely in performance‑based equity awards

Majority voting in uncontested director elections	Active shareholder engagement	Stock ownership guidelines

Diverse Board skills and experience	No employment agreements	Independent compensation consultant

Board committees include only independent directors	No shareholder rights (poison pill) or similar plan	Director compensation program enables compensation solely in equity awards

Increased independent director Board composition	Non‑hedging and non‑pledging policies for our company securities	Compensation clawback policy

	Related person transactions policy	Double‑trigger required and no tax gross‑ups for change‑in‑control benefits and payments
2025 Executive Compensation
The Compensation Committee, with the support of our Co‑CEOs, previously adopted an executive compensation program that ties 100% of our Co‑CEOs’ compensation to the performance of the Company. Under this program, neither of our Co‑CEOs receives a base salary, annual bonus or any other form of cash compensation. Instead, 100% of their compensation has been provided through long‑term incentive awards in the form of performance stock units ("PSUs"). The ultimate number of shares earned depends on the total shareholder returns ("TSR") of PR on both an absolute basis and a relative basis to PR’s peer group. Similarly, a significant portion of the compensation for our other named executive officers is tied to the Company’s performance via long term PSUs that account for approximately 80% of their respective equity compensation. We believe this approach to executive compensation differentiates us from our peers and is an integral part of our shareholder‑aligned strategy.
Our Co‑CEOs’ inaugural PSU grants were awarded to them in September 2022, on the closing date of the merger (the "PR Merger") between Centennial Resource Development, Inc. ("Centennial") and Colgate Energy Partners III,LLC ("Colgate"). These long‑term PSUs were divided into three equal tranches, with the performance periods for each tranche lasting approximately three years from the closing date of the PR Merger (the "three year 2022 PSUs"), four years from the closing date of the PR Merger (the "four year 2022 PSUs") and five years from the closing date of the PR
Merger (the "five year 2022 PSUs"). Subsequently, our Co-CEOs were granted PSUs in February 2025, with a performance period lasting approximately three years and ending on December 31, 2027.
The Compensation Committee, with the support of the Co‑CEOs, chose this structure to allow for full alignment between the Co‑CEOs’ compensation and the TSR experienced by our shareholders as a means to incentivize long‑term value creation by our Co‑CEOs. The performance period for the three year 2022 PSUs ended December 31, 2025 and the Compensation Committee certified the Company's actual performance against the performance measures on such date. For more information, see "Vesting of Three Year 2022 PSUs." The performance period for the four year 2022 PSUs ends on December 31, 2026 and the performance period for the five year 2022 PSUs ends on December 31, 2027.
Co-CEOs’ Compensation

25%
3-Yr. PSUs
(Vest YE '27)
25%
3-Yr. PSUs
(Vested YE '25)
100%
EQUITY
25%
5-Yr. PSUs
(Vest YE '27)
25%
4-Yr. PSUs
(Vest YE '26)

8	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
DIRECTOR NOMINEES
DIRECTOR NOMINEES

There are currently ten directors on our Board. Our Board is not classified and all of our directors are elected annually for one‑year terms. The table below identifies the ten director nominees named in this Proxy Statement, each of whom currently serves on our Board.

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE
Maire A. Baldwin	60	2016
Frost W. Cochran	61	2023
Karan E. Eves	44	2022
Steven D. Gray (Board Chair)	66	2022
William M. Hickey III	39	2022
Aron Marquez	43	2022
William J. Quinn	55	2022
Jeffrey H. Tepper	60	2016
Robert M. Tichio	48	2016
James H. Walter	38	2022

PERMIAN RESOURCES	2026 PROXY STATEMENT	9

PROPOSAL 1:

Election of Ten Directors

Our Board is not classified and all of our directors are elected annually for one‑year terms. The ten director nominees for election at the Annual Meeting are listed below. If elected to the Board, each nominee will serve a term continuing until the Company's 2027 annual meeting of shareholders. Notwithstanding the expiration date of their term, each director holds office until their successor is duly elected and qualified, unless, among other things, such director resigns or retires from the Board. Each of the nominees currently serves on the Board.
Former director Robert J. Anderson retired from the Board on January 21, 2026. Mr. Anderson's decision to retire from the Board was not the result of any disagreement with PR or any of its affiliates on any matters relating to its operations, policies or practices. Our Second Amended and Restated Bylaws (as amended, the "Bylaws") provide that the number of directors will be determined by the Board, and, following Mr. Anderson's retirement from the Board, the number of directors was set at ten.
If prior to the Annual Meeting a nominee becomes unavailable to serve as a director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board. As of the mailing of these proxy materials, the Board has no reason to believe any director nominee would not be available to serve.
BOARD STRUCTURE

The following table provides a snapshot of the current members of the Board and its committees.

		COMMITTEE MEMBERSHIP
DIRECTOR NOMINEES	DIRECTOR SINCE	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	ENVIRONMENTAL, SOCIAL AND GOVERNANCE
MAIRE A. BALDWIN	2016
FROST W. COCHRAN	2023
KARAN E. EVES	2022
STEVEN D. GRAY (BOARD CHAIR)	2022
WILLIAM M. HICKEY III	2022
ARON MARQUEZ	2022
WILLIAM J. QUINN	2022
JEFFREY H. TEPPER	2016
ROBERT M. TICHIO	2016
JAMES H. WALTER	2022

= Chair	= Member

10	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF TEN DIRECTORS
DIRECTOR NOMINATION PROCESS
DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee of our Board (the "Nominating and Corporate Governance Committee") identifies, evaluates and recommends director candidates to our Board with the goal of identifying individuals with a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee may also consider certain other criteria as set forth in our Corporate Governance Guidelines, including:
●the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
●the candidate’s experience as a board member of another publicly held company and, in the case of an incumbent director, such director’s past performance on our Board;
●the candidate’s professional and academic experience relevant to our industry;
●the strength of the candidate’s leadership skills;
●the candidate’s experience in specialized areas of practice, including in the areas of finance and accounting; environmental, social and governance; human capital and executive compensation; and technology and cybersecurity;
●the overall composition of the Board in terms of broad skill sets, background, experiences and interests; and
●whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.
The Nominating and Corporate Governance Committee and the Board monitor the mix of specific experience, qualifications and skills of our directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively. The Nominating and Corporate Governance Committee identifies candidates through the personal, business and organizational contacts of the directors and management, as well as through executive search firms engaged by the Nominating and Corporate Governance Committee to assist in the process.
We are committed to building a well‑rounded Board comprised of individuals from different backgrounds, including differences in viewpoints, education, experience and other individual qualifications and attributes.
Our Corporate Governance Guidelines require that each nominee for director sign and deliver to our Board an irrevocable letter of resignation that becomes effective if (a) the nominee does not receive a majority of the votes cast in an uncontested election, and (b) the Board decides to accept the resignation. The Board has received such conditional letters of resignation from each of the nominees named in Proposal 1.
While the Nominating and Corporate Governance Committee will consider nominees suggested by shareholders, it did not receive any shareholder nominations for the Annual Meeting prior to the deadline for such nominations.

PERMIAN RESOURCES	2026 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF TEN DIRECTORS
SUMMARY OF DIRECTOR QUALIFICATIONS
SUMMARY OF DIRECTOR QUALIFICATIONS

The biographies of the members of our Board demonstrate a diversity of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. The following matrix highlights key qualifications, skills and other attributes each director brings to the Board. More details on each director’s qualifications, skills and expertise are included in the director biographies on the following pages.

SKILLS AND EXPERIENCE	MAIRE BALDWIN	FROST COCHRAN	KARAN EVES	STEVEN GRAY	WILLIAM HICKEY	ARON MARQUEZ	WILLIAM QUINN	JEFFREY TEPPER	ROBERT TICHIO	JAMES WALTER
Accounting / Financial Oversight	•	•	•				•	•	•	•
Business Development / M&A		•		•	•	•	•	•	•	•
ESG Oversight			•		•	•			•
Executive Leadership	•	•	•	•	•	•			•	•
Finance / Capital Markets		•					•	•	•	•
Geology / Reservoir Engineering			•	•	•
Investor Relations	•		•		•		•			•
Marketing / Midstream		•			•					•
Public Company Board	•	•		•			•	•	•
Strategic Planning / Risk Management		•	•		•	•	•	•	•	•
TENURE AND INDEPENDENCE
Tenure (Years)	9	2	3	3	3	3	3	9	9	3
Independent	•	•	•	•		•	•	•	•
DEMOGRAPHICS
Age	60	61	44	66	39	43	55	60	48	38
Gender	F	M	F	M	M	M	M	M	M	M
White	•	•	•	•	•		•	•	•	•
Ethnic Diversity						•

12	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF TEN DIRECTORS
DIRECTOR NOMINEES
DIRECTOR NOMINEES

MAIRE A. BALDWIN

AGE: 60 DIRECTOR SINCE: October 2016 Independent COMMITTEES: ●Compensation Committee (Chair) ●Audit Committee
Prior to joining the Board, Ms. Baldwin was employed as an Advisor to EOG Resources, Inc. an independent U.S. oil and gas company ("EOG") from March 2015 until April 2016. Prior to that, she served as Vice President, Investor Relations at EOG from 1996 to 2014. Ms. Baldwin has served as a director and several board committees of the Houston Parks Board since 2011, a non‑profit dedicated to developing parks and green space in the greater Houston area, the Rothko Chapel since 2021, a non-profit focused on art and spirituality, and the Telluride Foundation, a foundation focused on improving the greater Telluride region, since December 2025. Ms. Baldwin is a co‑founder of Pursuit, a non‑profit dedicated to raising funds for and awareness of adults with intellectual and developmental disabilities. Ms. Baldwin holds a Master of Business Administration degree and a Bachelor of Arts degree in Economics from the University of Texas at Austin.
We believe Ms. Baldwin is qualified to serve on our Board due to her experience in the energy industry. From her executive experience with EOG, Ms. Baldwin has a deep understanding of the oil and gas industry generally and investor relations issues specifically, which we believe gives her an important insight into best practices relating to shareholder engagement and an understanding of the investment community’s expectations for public companies in our industry.

FROST W. COCHRAN

AGE: 61 DIRECTOR SINCE: November 2023 Independent COMMITTEES: ●Audit Committee ●Environmental, Social and Governance Committee
Mr. Cochran served on the Board of Directors and compensation committee of Earthstone Energy, Inc. between April 2022 and November 2023. Since 2006, he has been a Managing Director and founding partner of Post Oak Energy Capital, LP ("Post Oak"), a Houston based investor in oil and gas operating and minerals holding companies, and related midstream infrastructure and services companies. Prior to founding Post Oak in 2006, Mr. Cochran served from 2004 to 2006 as the President of the holding company of Belden & Blake, which held operating interests in oil and gas properties and related infrastructure in the Appalachian Basin. In 2002, he co‑founded and served as President of Signal Hill Power, a merchant power owner operator in the Texas ERCOT market. Mr. Cochran served as a Managing Director of Torch Energy from 1998 until March 2002, Managing Director and Partner at Energy Asset Management LLC from 1996 through 1998, Vice President of Enron Development Corporation from 1993 until 1996, as Project Finance Manager at Destec Energy Inc., a subsidiary of The Dow Chemical Company, from 1991 until 1993 and with Kemper Securities Group from 1989 until 1991. Mr. Cochran serves on the boards of several Post Oak portfolio companies in the upstream, midstream and services sectors of the energy industry and is a member of Post Oak’s investment committee. Mr. Cochran is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners. Mr. Cochran holds a Master in Business Administration degree from the University of Texas at Austin and a Bachelor in Business Administration degree from the University of Mississippi.
We believe Mr. Cochran is qualified to serve on our Board due to his extensive experience investing in the oil and gas industry, including serving on the boards of private and public oil and gas exploration and production companies. Also, based on his experience as a Managing Director of Post Oak, Mr. Cochran is able to provide the Board with insights regarding financial matters and strategic planning.

PERMIAN RESOURCES	2026 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF TEN DIRECTORS
DIRECTOR NOMINEES

KARAN E. EVES

AGE: 44 DIRECTOR SINCE: September 2022 Independent COMMITTEES: ●Audit Committee ●Nominating and Corporate Governance Committee
Ms. Eves is the Chief Operating Officer of Boaz Energy II, LLC, which she co‑founded in 2013. In 2011, she founded Boaz Energy, LLC and served as the company’s Chief Executive Officer. In 2010, Ms. Eves founded Markar Energy Company, an independent engineering consulting firm, and served as its Chief Executive Officer until 2011. Ms. Eves began her career at Merit Energy Company in 2004 and held various roles over her six years with the company, including serving as the Interim Division Manager for Merit’s East Rockies Division. She has served in numerous volunteer roles in her community including the Junior League of Midland and Sunday School Teacher, and she serves on the board of several nonprofit organizations in Midland. Ms. Eves holds a Bachelor of Science in Petroleum Engineering degree from Texas Tech University.
We believe Ms. Eves is qualified to serve on our Board due to her executive experience, including operating an upstream oil and gas operator in the Permian Basin.

STEVEN D. GRAY

AGE: 66 DIRECTOR SINCE: September 2022 Independent Board Chair COMMITTEES: ●Compensation Committee ●Nominating and Corporate Governance Committee (Chair)
Mr. Gray served as the co‑founder, director and Chief Executive Officer of RSP Permian Inc. ("RSP Permian") from its inception in 2010 until its merger with Concho Resources ("Concho") in 2018. After the merger with Concho, he joined Concho’s Board of Directors and served in such capacity until Concho was acquired by ConocoPhillips in 2021. Prior to forming RSP Permian, Mr. Gray founded several successful oil and gas ventures spanning nearly 20 years in partnerships with Natural Gas Partners, an Irving, Texas based private equity company ("NGP"). Before that, Mr. Gray spent 11 years employed in the oil and gas industry in various capacities as a petroleum engineer. Mr. Gray currently serves as the manager of his family office investment company and as chairman of the Board of Directors of Infinity Natural Resources, Inc. ("Infinity") and on the Texas Tech Foundation Advisory Board. Until October 2024, he served on the Board of Directors of Range Resources Corporation. He is a member of the Petroleum Engineering Academy and serves on the Advisory Board for the Texas Tech University System Foundation. Mr. Gray previously served on the Dean’s Advisory Council for the College of Engineering at Texas Tech University and as a member of the Executive Advisory Council of the George W. Bush Presidential Center in Dallas, Texas. Mr. Gray holds a Bachelor of Science in Petroleum Engineering degree from Texas Tech University.
We believe Mr. Gray’s prior executive roles for numerous upstream oil and gas companies, including as CEO, as well as experience serving on the boards of multiple public oil and gas companies, qualify him to serve as a member of the Board.

14	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF TEN DIRECTORS
DIRECTOR NOMINEES

ARON MARQUEZ

AGE: 43 DIRECTOR SINCE: September 2022 Independent COMMITTEES: ●Compensation Committee ●Environmental, Social and Governance Committee
Mr. Marquez is the Executive Chairman of Wildcat Oil Tools, LLC, an international oil field services and technology company ("Wildcat Oil Tools"). Mr. Marquez founded Wildcat Oil Tools in 2012 and served as its Chief Executive Officer until becoming the company’s Executive Chairman in January 2023. In 2009, Mr. Marquez founded St. Andrews Royalties LLC, an oil and gas royalty company, for which he serves as President. Prior to founding these companies, Mr. Marquez held various roles from 2004 to 2009 at Nabors Industries, including District Manager overseeing the company’s well servicing operations in West Texas and New Mexico. In 2019, Mr. Marquez founded Flecha Azul Tequila LLC, a premium tequila company, and continues to be active in the company’s management following its expansion through a joint venture with industry professionals in 2021. Mr. Marquez also serves as Chief Executive Officer of Black Quail Apparel LLC, a company that manufactures and sells premium golfing and leisure apparel, and co‑founder of Ombré Men, an innovative men’s skincare company. He serves on the Board of Directors for the First Tee of West Texas and previously served on the Midland Community Hospital Advisors Board, the Midland YMCA Board and the United Way of Odessa Board. Mr. Marquez holds a Bachelor of Arts in Organizational Leadership degree from the University of Oklahoma.
We believe Mr. Marquez is qualified to serve on our Board due to his entrepreneurial history and leadership experience in the oilfield services industry, including in the Permian Basin.

WILLIAM J. QUINN

AGE: 55 DIRECTOR SINCE: September 2022 Independent
Mr. Quinn is a Founder and Managing Partner of Pearl Energy Investments ("Pearl"). Prior to founding Pearl in 2015, Mr. Quinn served as Managing Partner of NGP. In his capacity as Managing Partner, he co‑managed NGP’s investment portfolio and played an active role in the full range of NGP’s investment process. Mr. Quinn serves on the boards of directors of a number of Pearl companies and their affiliates. Since January 2025, Mr. Quinn serves on the Board of Directors of Infinity. From September 2021 until May 2022, he served as a director and Chairman of the Board for Spring Valley Acquisition Corporation, which is now called NuScale Power Corporation following the company’s business combination in May 2022. Mr. Quinn holds a Master of Business Administration degree from the Stanford University Graduate School of Business and a Bachelor of Science in Economics degree, with honors, from the Wharton School of the University of Pennsylvania with a concentration in finance.
We believe that Mr. Quinn’s deep industry and investing experience and intimate knowledge of PR’s assets and areas of operations make him well suited to serve as a member of our Board.

PERMIAN RESOURCES	2026 PROXY STATEMENT	15

PROPOSAL 1: ELECTION OF TEN DIRECTORS
DIRECTOR NOMINEES

JEFFREY H. TEPPER

AGE: 60 DIRECTOR SINCE: February 2016 Independent COMMITTEES: ●Audit Committee (Chair) ●Nominating and Corporate Governance Committee
Mr. Tepper is the Founder of JHT Advisors LLC, an M&A advisory and investment firm founded in 2016, and has served as a partner in Gemini XIII since 2021. From 1990 to 2013, Mr. Tepper served in a variety of senior management and operating roles at the investment bank Gleacher & Company, Inc. and its predecessors and affiliates (collectively, "Gleacher"), where he was Head of Investment Banking and a member of Gleacher’s Management Committee. As Gleacher’s former Chief Operating Officer, he also oversaw operations, compliance, technology and financial reporting. In 2001, Mr. Tepper co‑founded Gleacher’s asset management activities and served as President. Gleacher managed over $1 billion of institutional capital in the mezzanine capital and hedge fund areas. Mr. Tepper served on the Investment Committees of Gleacher Mezzanine and Gleacher Fund Advisors. Between 1987 and 1990, Mr. Tepper was employed by Morgan Stanley & Co. LLC as a financial analyst in the mergers & acquisitions and merchant banking departments.
In addition, Mr. Tepper serves, or has served, as a director and on various committees of the following public companies:
●Agriculture & Natural Solutions Acquisition Corporation (since 2023)
●Decarbonization Plus Acquisition Corporation IV (August 2021 – February 2023)
●Solid Power, Inc. (f/k/a Decarbonization Plus Acquisition Corporation III) (2021)
●Decarbonization Plus Acquisition Corporation II (2022 – January 2022)
●Hyzon Motors, Inc. (f/k/a Decarbonization Plus Acquisition Corp) (2020 – July 2021)
Mr. Tepper holds a Master of Business Administration degree from Columbia Business School and a Bachelor of Science in Economics degree from The Wharton School of the University of Pennsylvania with concentrations in finance and accounting.
We believe Mr. Tepper is qualified to serve on our Board due to his significant investment and financial experience, particularly as it relates to mergers and acquisitions, corporate finance, leveraged finance and asset management.

ROBERT M. TICHIO

AGE: 48 DIRECTOR SINCE: October 2016 Independent COMMITTEES: ●Compensation Committee ●Environmental, Social and Governance Committee (Chair)
Mr. Tichio serves as the Chief Executive Officer and Managing Partner of Fortescue Capital, a green energy investment accelerator platform, which he helped launch in November 2023. Mr. Tichio served as a Partner of Riverstone Energy Limited ("Riverstone") from 2006 through 2023. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area of Goldman Sachs & Co. LLC, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts.
Mr. Tichio serves on the boards of a number of Riverstone portfolio companies and their affiliates. Mr. Tichio serves, or has served, as a director of the following public companies:
●Agriculture & Natural Solutions Acquisition Corporation (since 2023)
●Tritium DCFC Limited (Chairman) (since 2022)
●Pipestone Energy Corp. (2019 – October 2023)
●Talos Energy Inc. (2012 – February 2023)
●Solid Power, Inc. (f/k/a Decarbonization Plus Acquisition Corporation III) (2021 – May 2022)
●Hyzon Motors, Inc. (f/k/a Decarbonization Plus Acquisition Corp) (2020 – July 2021)
Mr. Tichio holds a Master of Business Administration degree from Harvard University and a Bachelor of Arts degree from Dartmouth College.
We believe Mr. Tichio is qualified to serve on our Board due to his capital markets and mergers and acquisitions experience. Mr. Tichio also serves as a director on the boards of other traditional energy and renewable energy companies, which we believe further enhances his understanding of the industry and perspective on best practices relating to ESG matters, corporate governance, management and capital markets transactions.

16	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF TEN DIRECTORS
VOTE REQUIRED AND BOARD RECOMMENDATION

WILLIAM M. HICKEY III

AGE: 39 DIRECTOR SINCE: September 2022
Mr. Hickey has served as our Co‑Chief Executive Officer and a director since the PR Merger closed on September 1, 2022. Prior to that, he co‑founded Colgate with Mr. Walter in 2015 and served as Colgate’s Co‑Chief Executive Officer and as a member of Colgate’s Board of Managers from 2015 until the PR Merger closed in 2022. Prior to co‑founding Colgate, Mr. Hickey worked for the energy private equity firm EnCap Investments L.P. ("EnCap") where he evaluated and monitored investments across the oil and gas space with a focus on the Permian Basin. Prior to joining EnCap, Mr. Hickey worked for Pioneer Natural Resources, where he rotated through numerous engineering positions and worked directly for the Chief Operating Officer. Mr. Hickey holds a Master of Business Administration degree from Southern Methodist University and a Bachelor of Science in Petroleum Engineering degree from the University of Texas at Austin.
We believe Mr. Hickey’s role as our Co‑Chief Executive Officer, as well as his substantial experience with and understanding of the energy industry gathered from his experience as an investment professional and from co‑founding and co‑leading Colgate qualify him to serve as a member of the Board.

JAMES H. WALTER

AGE: 38 DIRECTOR SINCE: September 2022
Mr. Walter has served as our Co‑Chief Executive Officer and a director since the PR Merger closed on September 1, 2022. Previously, he co‑founded Colgate with Mr. Hickey in 2015 and served as Colgate’s Co‑Chief Executive Officer and as a member of Colgate’s Board of Managers from 2015 until the PR Merger closed in 2022. Prior to co‑founding Colgate, Mr. Walter worked for Denham Capital, an energy private equity firm, where he evaluated and monitored investments across the oil and gas space with a focus on the Permian Basin. Prior to joining Denham Capital, Mr. Walter worked for Boston Consulting Group primarily focusing on evaluating upstream assets for exploration and production companies. Mr. Walter holds a Bachelor of Arts degree in the Plan II Honors Program and a Bachelor of Business Administration degree in Finance from the University of Texas Austin.
We believe Mr. Walter’s role as our Co‑Chief Executive Officer, as well as his substantial experience with and understanding of the energy industry gathered from his experience as an investment professional and from co‑founding and co‑leading Colgate, qualify him to serve as a member of the Board.

VOTE REQUIRED AND BOARD RECOMMENDATION

The election of each of the ten director nominees requires the vote of a majority of the votes cast at the Annual Meeting, which means the number of votes cast “FOR” such nominee exceeds the number of votes cast “AGAINST” such nominee. Abstentions and broker non‑votes will not be counted as votes cast and, therefore, will not have an effect on the outcome of the election of directors.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PERMIAN RESOURCES	2026 PROXY STATEMENT	17

CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS

We are committed to corporate governance practices that promote the long‑term interests of our shareholders, strengthen our Board, foster management accountability and help build public trust in our company. The table below sets forth some of our most important governance highlights, which are described in more detail in this Proxy Statement.
Board and Committee Structure

●Independent Chair of the Board	●Declassified Board
●8 of 10 Independent Directors	●Majority Voting in Uncontested Director Elections
●Diverse Board Skills and Experience

Board and Committee Governance; Board’s Role in Risk Oversight

●Corporate Governance Guidelines	●Annual Board and Committee Self‑Evaluations
●Code of Business Conduct and Ethics	●Director Education
●Board and Committee Risk Oversight	●Active Shareholder Engagement
●No Shareholder Rights (Poison Pill) or Similar Plan	●Confidential Complaint and Reporting Procedures
●Regular Review and Update of Committee Charters and other Governance Policies	●Review of Related Person Transactions and other potential Conflicts of Interests

Our website (www.permianres.com) includes materials that are helpful in understanding our corporate governance practices, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics (the "Code of Ethics"), Policy for Related Person Transactions, Policy for Accounting‑Related Complaints and charters for the committees of our Board.
BOARD ROLE IN RISK OVERSIGHT

As an oil and gas exploration and production company, we encounter a variety of risks, including, among others, commodity price volatility and supply and demand risks, risks associated with rising costs of doing business, legislative and regulatory risks, availability of capital and financing, risks associated with our development, acquisition and production activities, environmental and weather‑related risks, cybersecurity risks and risks associated with political instability and political and economic conditions and events in or affecting other producing regions or countries. We encourage you to read our discussion of the risks we face in the “Risk Factors” section of the Annual Report.
Our senior management is responsible for the day‑to‑day management of the risks we face. We have a Risk Management Committee comprised of our Chief Financial Officer and General Counsel, and such other officers and employees as may be appointed from time to time by the committee. The Risk Management Committee meets regularly to identify, assess and manage our risk exposures and periodically reports significant risk exposures to the Board or one or more of the Board’s committees.
Our Board, directly and through its committees, oversees our management of risk exposures. Specifically, our Board is responsible for ensuring that the risk management processes designed and implemented by management are adequate to address the risks we face and function as intended. Accordingly, during the course of each year, the Board:
●Reviews and approves management’s operating plans and considers any risks that could affect operating results;
●Reviews the structure and operation of our various departments and functions; and
●Reviews related risk analyses and mitigation plans in connection with its review and approval of particular transactions and initiatives.

18	PERMIAN RESOURCES	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
BOARD INDEPENDENCE
The Board has delegated certain risk oversight responsibility to its committees. The following table identifies the primary risk oversight of each committee.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
●Financial statements and financial reporting processes	●Risks related to compensation arrangements and whether performance goals encourage excessive risk taking	●Corporate governance processes and best practices	●ESG matters and trends
●Related person transactions	●Retention risks	●Board and committee structure	●Charitable and political activities
●Cybersecurity	●Other risks relating to our human capital	●Succession planning
●Oil and gas reserves
●Management’s general guidelines, policies and processes to identify and address risk exposures
●The adequacy and effectiveness of our internal control policies and procedures
BOARD INDEPENDENCE

The New York Stock Exchange ("NYSE") listing rules require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is generally defined as a person who the board of directors determines has no “material relationship” with the company. Our Board has determined that Maire Baldwin, Frost Cochran, Karan Eves, Steven Gray, Aron Marquez,
Jeffrey Tepper, Robert Tichio and William Quinn are independent within the meaning of the NYSE listing rules. Further, our Board has determined that Messrs. Cochran and Tepper, as well as Mses. Baldwin and Eves, the current members of the Audit Committee, are independent with the meaning of Rule 10A‑3 of the Exchange Act.
BOARD LEADERSHIP STRUCTURE

Although we have no policy with respect to the separation of the offices of Chair of the Board and Chief Executive Officer, the roles of Board Chair and Chief Executive Officer are separated. Steven Gray has served as our independent Board Chair since 2023.
Our Board believes this leadership structure permits our Co‑CEOs to focus their attention on setting the strategic direction of our company and managing our business while allowing the Chair to function as an important liaison between our management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs.
SUCCESSION PLANNING

The Nominating and Corporate Governance Committee oversees and approves plans for succession planning. As it relates to CEO succession planning, the Nominating and Corporate Governance Committee identifies the qualities and characteristics necessary for an effective CEO or
Co‑CEO and monitors and reviews the development and progression of potential candidates against these standards. The Nominating and Corporate Governance Committee also regularly consults with our Co‑CEOs on senior management succession planning.

PERMIAN RESOURCES	2026 PROXY STATEMENT	19

CORPORATE GOVERNANCE
DECLASSIFIED BOARD STRUCTURE
DECLASSIFIED BOARD STRUCTURE

Our Board is not classified and we believe that the annual election of all of our directors fosters more immediate Board accountability, enables the Company’s shareholders to express a view on each director’s performance by means of an annual vote and supports the Company’s ongoing efforts to maintain “best practices” in corporate governance. Like peers of our size and scope we have opted for, and our shareholders have approved, a declassified board structure.
MAJORITY VOTE IN DIRECTOR ELECTIONS

Our governance documents provide for a majority voting standard in uncontested director elections. As a result, the election of the director nominees named in Proposal 1 requires that each director be elected by a majority of the votes cast, as may be applicable, meaning that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee. Abstentions and broker non-votes will not be counted as votes cast for such nominee. We believe that this majority voting standard in uncontested director elections gives our shareholders a greater voice in determining the composition of our Board than a plurality voting standard. For any director election where the number of director nominees exceeds the number of directors to be elected (in other words, a contested election), a plurality voting standard continues to apply pursuant to our governance documents.
Our Corporate Governance Guidelines include a director resignation policy to address the issue of any “holdover” director who is not re‑elected but remains a director because his or her successor has not been elected or appointed. This policy requires each incumbent director that is nominated by our Board for re‑election to tender an irrevocable resignation letter to the Board prior to the mailing of the proxy statement for the meeting at which such nominee is to be re‑elected as director. If such incumbent director is not re‑elected by a majority vote in an uncontested election, the Nominating and Corporate Governance Committee will consider the tendered resignation and make a recommendation to our Board whether to accept or reject the resignation. The Board would then, after taking into account the recommendation of the Nominating and Corporate Governance Committee, accept or reject such tendered resignation generally within 90 days following certification of the election results. Thereafter, we would publicly disclose the decision of the Board and, if applicable, the Board’s reasons for rejecting a tendered resignation. If a director’s tendered resignation is rejected, such director would continue to serve until a successor is elected, or until such director’s earlier removal or death. If a director’s tendered resignation is accepted, then the Board could fill any resulting vacancy or decrease the number of directors.
BOARD MEETINGS

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and  by  the   actions   of   its  committees.  During  2025,  the
Board held six meetings and two update calls and each of our directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

20	PERMIAN RESOURCES	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD
COMMITTEES OF THE BOARD

The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Environmental, Social and Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The current composition of the committees, as well as the duties and responsibilities of each of the committees, are set forth below. Robert J. Anderson, who formerly served on the Environmental, Social and Governance Committee, retired from the Board on January 21, 2026 and is not reflected in the table below. Mr. Anderson attended each of the Environmental, Social and Governance meetings set forth below. From time to time and as necessary to address specific issues, our Board may establish other committees.

	COMMITTEE MEMBERSHIP
DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	ENVIRONMENTAL, SOCIAL AND GOVERNANCE
MAIRE A. BALDWIN
FROST W. COCHRAN
KARAN E. EVES
STEVEN D. GRAY
ARON MARQUEZ
JEFFREY H. TEPPER
ROBERT M. TICHIO
NUMBER OF MEETINGS HELD IN 2025	4	4	4	4

= Chair	= Member
Audit Committee
The principal functions of our Audit Committee are detailed in the Audit Committee charter, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:
●the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
●pre‑approving all audit and permitted non‑audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre‑approval policies and procedures;
●reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
●setting clear hiring policies for employees or former employees of the independent auditors;
●setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
●reviewing our annual audited financial statements and quarterly financial statements with management and our independent auditors prior to their final completion and filing with the U.S. Securities and Exchange Commission ("SEC");
●reviewing the adequacy and effectiveness of our internal control policies and procedures, including the results of management’s testing of the operating effectiveness of controls;
●meeting annually with our independent petroleum reservoir engineering firm and management to review the process by which our oil and gas reserves are estimated and reported;
●reviewing and approving any related person transaction required to be disclosed pursuant to our Policy for Related Person Transactions, which includes any transaction required to be disclosed pursuant to Item 404 of Regulation S‑K promulgated by the SEC, prior to us entering into such transaction;
●reviewing the program, policies and systems we have in place to monitor compliance with the Code of Business

PERMIAN RESOURCES	2026 PROXY STATEMENT	21

CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD
Conduct and Ethics and any ethics complaints we may receive; and
●reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.
Our Audit Committee consists of Maire Baldwin, Frost Cochran, Karan Eves and Jeffrey Tepper, with Mr. Tepper serving as the Chair. We believe that Messrs. Cochran and Tepper, as well as Mses. Baldwin and Eves qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Tepper qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S‑K.
Compensation Committee
The principal functions of our Compensation Committee are detailed in the Compensation Committee charter, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:
●reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co‑CEOs' compensation, evaluating our Co‑CEOs' performance in light of such goals and objectives and determining and approving the compensation, if any, of our Co‑CEOs based on such evaluation;
●reviewing and approving on an annual basis the compensation of all of our other executive officers;
●reviewing on an annual basis our executive compensation policies and plans;
●implementing and administering our incentive compensation plans;
●evaluating whether our compensation arrangements encourage unnecessary or excessive risk taking;
●assisting management in complying with our proxy statement and annual report disclosure requirements;
●approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers;
●producing a report on executive compensation to be included in our proxy statement;
●selecting and retaining independent compensation consultants;
●supporting management’s engagement with shareholders on executive compensation matters;
●considering the voting results of prior say‑on‑pay proposals; and
●reviewing, evaluating and recommending changes, if appropriate, to the compensation for directors.
Our Compensation Committee consists of Maire Baldwin, Steven Gray, Aron Marquez and Robert Tichio, with Ms. Baldwin serving as the Chair. Our Board has affirmatively determined that Ms. Baldwin and Messrs. Gray, Marquez and Tichio meet the definition of “independent director” for purposes of serving on a compensation committee under the NYSE listing rules.
The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities. For information regarding the role of our Co‑CEOs, other executive officers and compensation consultants in determining our executive and director compensation, please refer to the section entitled "Compensation Discussion and Analysis—Determination of Compensation."
Nominating and Corporate Governance Committee
The principal functions of our Nominating and Corporate Governance Committee are detailed in the charter of the Nominating and Corporate Governance Committee, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:
●assisting the Board in identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;
●recommending director nominees for election or for appointment to fill vacancies;
●reviewing and making recommendations to the Board on corporate governance matters;
●monitoring the independence of directors;
●overseeing and approving plans for CEO succession;
●overseeing annual evaluations of the Board, its committees and our management; and
●ensuring the availability of director education programs.

22	PERMIAN RESOURCES	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
DIRECTOR EDUCATION
The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance processes and best practices and assists in implementing them, including conducting a regular review of such processes and practices. Pursuant to its charter, the Nominating and Corporate Governance Committee will treat recommendations for directors that are received from our shareholders equally with recommendations received from any other source. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.
Our Nominating and Corporate Governance Committee consists of Karan Eves, Steven Gray and Jeffrey Tepper, with Mr. Gray serving as the Chair. Our Board has affirmatively determined that Messrs. Gray and Tepper and Ms. Eves meet the definition of “independent director” for purposes of serving on a nominating/corporate governance committee under the NYSE listing rules.
Environmental, Social and Governance Committee
The principal functions of our Environmental, Social and Governance Committee are detailed in the charter of the Environmental, Social and Governance Committee, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:
●reviewing and monitoring our policies, controls and systems relating to ESG matters, as well as broader ESG trends; and
●reviewing the Company's policies and contributions related to corporate charitable and philanthropic activities and public policy advocacy efforts.
Our Environmental, Social and Governance Committee develops and recommends to the Board ESG principles and practices and assists in implementing them, including conducting a regular review of our corporate governance as it relates to ESG principles and practices.
Our Environmental, Social and Governance Committee consists of Frost Cochran, Aron Marquez and Robert Tichio, with Mr. Tichio serving as the Chair.
DIRECTOR EDUCATION

Our Board believes that director education is essential to the ability of our directors to fulfill their roles as directors. When a new director joins our Board, we provide a director orientation. Directors are also encouraged to attend continuing education programs designed to enhance the performance and competencies of individual directors and our Board, including through participation in National Association of Corporate Directors events. Directors are reimbursed for any relevant director education programs they attend.
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

During the year ended December 31, 2025, no officer or employee of the Company served as a member of our Compensation Committee. None of our executive officers serve, or have served during the year ended
December 31, 2025, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving on our Board or Compensation Committee.
CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written Code of Ethics that applies to our directors, officers and employees and that, among other purposes, is intended to assist directors, officers and employees in recognizing, avoiding and resolving ethical issues. The Code of Ethics covers various topics, including the standards of honest, ethical and fair conduct, conflicts of interest, gifts and entertainment, use of company assets, disclosure requirements, compliance, reporting and accountability, insider information and trading, issues relating to health, safety and the environment, confidentiality, anti‑corruption laws and others.
The Code of Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.permianres.com. A copy of our Code of Ethics is also available free of charge, upon request directed to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: General Counsel and Secretary. We intend to satisfy the disclosure requirements regarding any amendment to, or any waiver of, a provision of the Code of Ethics by posting such information on our website within four business days following the date of any such amendment or waiver.

PERMIAN RESOURCES	2026 PROXY STATEMENT	23

CORPORATE GOVERNANCE
INSIDER TRADING POLICY
INSIDER TRADING POLICY

We have adopted the PR Insider Trading Policy that applies to all directors, officers and employees of the Company and its subsidiaries and to those acting on behalf of the Company, such as auditors, agents and consultants who may have access to material non‑public information. We believe that the policy is reasonably designed to promote compliance with federal and state securities laws, rules, and regulations with respect to the purchase, sale, and/or other dispositions of the Company's securities, as well as the applicable rules and regulations of the NYSE. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Annual Report.
COMPLAINT AND REPORTING PROCEDURES

We have established complaint and reporting procedures that are posted on the Investor Relations portion of our website at www.permianres.com. Any person, whether or not an employee, who has a concern about our conduct or the conduct of our employees, may, in an anonymous manner, communicate that concern by calling one of our hotlines. Our Accounting and Compliance Whistleblower Hotline is available at 1‑844‑418‑4481 and is intended to facilitate reporting of accounting and compliance issues. We also maintain a separate Operational Concerns Hotline, which is available at 1‑844‑778‑5868 and is intended to facilitate reporting of concerns relating to our operations, working environment, course of dealing with contractors and other operational matters. These hotlines are available to all interested parties 24 hours a day, seven days a week.
ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS

The Board and each of our committees conducted self‑evaluations related to their performance in 2025, including an evaluation of each director. The Nominating and Corporate Governance Committee supervises the performance evaluations and uses various processes from year to year in order to solicit feedback, including Board and committee‑level questionnaires prepared by each of the Board and committee members, the responses to which are used to evaluate the effectiveness of Board and committee performance and to identify areas for improvement and issues for further discussion. Following a discussion of the results of the evaluations, the Board and each committee review and discuss the evaluation results and take this information into account when assessing the qualifications of the Board and its directors, further enhancing the effectiveness of the Board and its committees over time.
POLICIES RELATING TO OUR BOARD

Shareholder Communications with the Board
All interested parties, including shareholders, who wish to contact the Board may send written correspondence to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: General Counsel and Secretary. Communications may be addressed to any individual director, to the non‑management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the General Counsel and Secretary and then distributed either in summary form or by delivering a copy of the communication.
Separate Sessions of Independent Directors
Our Corporate Governance Guidelines require the Board to hold executive sessions for the independent directors, without any non‑independent directors or management present, on a regularly scheduled basis but not less than twice per year. Our independent directors for 2025 met in executive session presided by the Chair of the Board on four occasions in 2025. Each of our independent directors for 2025 attended each of the executive sessions.
Director Attendance at Annual Meeting of Shareholders
Although we do not have a formal policy regarding director attendance at our Annual Meeting, we encourage directors to attend, and all of our then serving directors, other than Mr. Quinn, attended the 2025 Annual Meeting of Shareholders.

24	PERMIAN RESOURCES	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
SHAREHOLDER ENGAGEMENT
SHAREHOLDER ENGAGEMENT

We believe that maintaining an open dialogue with our shareholders provides critical feedback for our Board and executive management team on a wide range of topics including our short- and long‑term business strategy, financial and operational performance, ESG matters, governance practices, executive compensation program and other matters of importance. During 2025, our management team conducted approximately 200 meetings with current and potential institutional shareholders and met with 24 of the Company’s 30 largest shareholders. Our 30 largest shareholders collectively held approximately 65% of our outstanding shares of common stock at the end of 2025.
ESG INITIATIVES

We are committed to producing oil and natural gas in a way that creates long‑term value for our stakeholders, which includes the commitment to do so in an ethical, inclusive, pragmatic and environmentally and socially responsible way. That commitment extends throughout our operations and includes a dedication to superior performance with respect to ESG matters.
During the Fall of 2025, we published our annual Corporate Sustainability Report ("CSR"), which is available on our website at https://permianres.com/sustainability. The CSR builds upon our prior ESG disclosures and covers our performance in environmental stewardship, regulatory compliance, health and safety, corporate governance, ethics, security, workforce development, wellbeing and community engagement matters.
The table below identifies some ESG highlights relating to 2025.

Board Governance	●Maintained a declassified Board, with each of our directors being elected annually under a majority vote standard

Shareholder Alignment	●Our performance‑focused compensation philosophy, coupled with one of the largest management ownership interests in the industry, drove differentiated shareholder alignment

ESG Management & Oversight
●Maintained a cross-functional sustainability team with engineering, operational, legal and finance backgrounds and that regularly reported to the Environmental, Social and Governance Committee
●Our Chief Financial Officer continued to have executive oversight of sustainability efforts, integrating sustainability into our financial decision‑making

Water Recycling	●Recycled and reused 49% of water used in 2025 ●Eliminated fresh water usage to 0% of total water used in 2025 for the second consecutive year

Flaring	●Flared only 0.88% of natural gas volumes in 2025(1)

Reducing Environmental Impact
●Utilized multiple well pads and centralized production facilities, which reduce surface impact compared to single well pads and facilities
●Limited oil spills to approximately 0.0022% and produced water spills to approximately 0.0023% of volumes produced in 2025

Expanding Leak Detection and Mitigation	●Deployed continuous emissions monitoring across ~80% of our production in 2025, compared to ~60% in 2024 ●Conducted over 7,500 OGI inspections in 2025, more than 2x the frequency compared to 2024

Prioritizing Pipelines Over Trucks	●Transported over 98% of our produced water by pipeline, reducing trucking‑related emissions, improving safety, minimizing the potential for spills and lessening the impact on local roads

Health & Safety	●Limited Total Recordable Incident Rate (TRIR) for employees and contractors to approximately 0.60

Human Capital
●Committed to building a highly qualified workforce because we believe employees with different skill sets, experiences and interests drive superior results
●Our commitment extends to our hiring, developing and promoting practices, which recognize our employees for all their capabilities and contributions to the Company

(1)Utilizing AXPC definition to calculate flaring percentage.

PERMIAN RESOURCES	2026 PROXY STATEMENT	25

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and KPMG LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2025 (the Audited Financial Statements).
The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, as in effect on the date of this Proxy Statement.
The Audit Committee has: (1) considered whether non‑audit services provided by KPMG LLP are compatible with its independence; (2) received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence; and (3) discussed with KPMG LLP its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2025 for filing with the SEC.
Respectfully submitted,
The Audit Committee
Jeffrey H. Tepper (Chair)
Maire A. Baldwin
Frost W. Cochran
Karan E. Eves

26	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY	27	DETERMINATION OF COMPENSATION	39

Named Executive Officers	28	Role of the Compensation Committee	39
Financial and Operational Performance	29	Role of Compensation Consultant in Determining Executive Compensation
Recent TSR Performance	29		40
Response to 2025 Say‑on‑Pay Vote and Shareholder Outreach	30	Use of Competitive Market Data	40
		Compensation Peer Group	40
Compensation Best Practices	31	Performance Peer Group	40
		Role of Executive Officers in Determining Executive Compensation	41
2025 EXECUTIVE COMPENSATION PROGRAM	32

Elements of 2025 Compensation Program	32
		OTHER COMPENSATION PRACTICES AND POLICIES	42
2025 Compensation Mix	32
Base Salaries	33

		Employment, Severance or Change in Control Agreements	42
Annual Incentive Program (AIP)	33
		Company Guidelines Regarding Stock Ownership	42
Long‑Term Incentive Plan (LTIP)	36
		Company Anti‑Hedging Policy	43
Performance Stock Units (PSUs)	37
		Clawback Policy	43
Vesting of Three Year 2022 PSUs	38
		Tax Implications of NEO Compensation	43
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non‑Public Information	38

		2026 COMPENSATION DECISIONS	44
Retirement Plans and Other Employee Benefits	38

EXECUTIVE SUMMARY

PR had another outstanding year in 2025 during which it delivered shareholders peer leading returns, achieved its corporate goals and met or exceeded all of its initial public guidance for the year. The Company delivered significant value to its shareholders through its shareholder returns program and successfully completed and integrated numerous acquisitions of oil and natural gas properties in the Permian Basin.
In this Compensation Discussion and Analysis ("CD&A") section, we will describe our approach and rationale to executive compensation, which we first put in place in 2022 in connection with closing the PR Merger, and we will present the compensation outcomes for our Named Executive Officers ("NEOs") as part of the 2025 compensation program. The most noteworthy feature to our program is that our Co‑CEOs do not receive any form of cash compensation and instead receive 100% of their compensation in the form of long‑term incentive awards structured as PSUs. Our executive and director compensation programs also reflect an emphasis on PSUs for our other NEOs and provide directors with the option to receive 100% of their annual compensation in the form of PR stock rather than through a mix of stock and cash. This year, all of our directors elected again to receive 100% of their annual compensation in the form of stock. We believe our compensation programs strongly align compensation with shareholder returns and take a fresh approach to compensation that differentiates us from our peers.

PERMIAN RESOURCES	2026 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Named Executive Officers
In this CD&A section, we describe the material elements of our executive compensation program for the executive officers who were our NEOs for 2025, as determined under the SEC’s rules. The narrative discussion set forth in this CD&A section is intended to provide additional information related to the compensation‑related tables included throughout the Executive Compensation section below.
Our NEOs for 2025 are:

EXECUTIVE	TITLE
William M. Hickey III	Co‑Chief Executive Officer and Director
James H. Walter	Co-Chief Executive Officer and Director
Guy M. Oliphint	Executive Vice President and Chief Financial Officer
John C. Bell	Executive Vice President, General Counsel and Secretary
Robert R. Shannon	Executive Vice President and Chief Accounting Officer
Our Approach to Co‑CEO Compensation
The Compensation Committee, with the support of the Co‑CEOs, adopted an executive compensation program that ties 100% of our Co‑CEOs’ compensation to the performance of the Company. They do not receive a base salary, annual bonus or any other form of cash compensation. Instead, 100% of their compensation continues to be provided through long‑term incentive awards in the form of PSUs. The PSUs represent restricted stock unit awards subject to performance‑based vesting, and the ultimate number of shares earned by the Co‑CEOs depends on the TSR of PR on both an absolute basis and a relative basis to PR’s Performance Peer Group (as defined below).
Our Co‑CEOs’ inaugural PSU grants were awarded to them in September 2022, on the closing date of the PR Merger. These long‑term PSUs were divided into three equal tranches, with the performance periods for each tranche lasting approximately three, four and five years from the closing date of the PR Merger. Subsequently, our Co-CEOs were granted PSUs in February 2025, with a performance period lasting approximately three years.
The Compensation Committee, with the support of the Co‑CEOs, chose this structure to allow for full alignment between the Co‑CEOs’ compensation and the TSR experienced by our shareholders as a means to incentivize long‑term value creation by our Co‑CEOs. The performance period for the three year 2022 PSUs ended December 31, 2025 and the Compensation Committee certified the Company's actual performance against the performance measures on such date. The performance period for the four year 2022 PSUs ends on December 31, 2026 and the performance period for the five year 2022 PSUs ends on December 31, 2027.
Co-CEOs’ Compensation

28	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Financial and Operational Performance
We are proud of our financial and operational performance for 2025, and some specific highlights of our accomplishments in 2025 are listed below.
●Reported total average production of 392.6 MBboe/d, including 181.8 MBbls/d of oil, 98.0 MBbls/d of NGLs and 678.8 MMcf/d of natural gas, with total oil production representing 14% increase compared to the prior year
●Generated cash provided by operating activities of $3.6 billion and Adjusted Free Cash Flow(1) of $1.6 billion in 2025, an increase of approximately 6% and 20%, respectively, compared to the prior year
●Realized significant operational efficiency gains, resulting in reduced cycle times and lower well costs, including reduced drilling and completion costs per foot by 10% year‑over‑year
●Executed approximately $1.1 billion of accretive acquisitions, representing more than 700 transactions, 30,000 net acres and 19,000 net royalty acres
●Replaced 100% of PR's developed inventory in 2025 through accretive M&A for the third consecutive year
●Met or exceeded all of PR's initial full year 2025 guidance metrics, significantly exceeding production targets while remaining within the original budget on capital expenditures and controllable cash costs
●Continued to execute on our shareholder return program, returning over $575 million to investors through a combination of opportunistic buybacks and our base dividend
(1)Adjusted Free Cash Flow is a non‑GAAP financial measure. See Appendix A for a reconciliation of this financial measure to our most directly comparable financial measure calculated in accordance with GAAP.
Recent TSR Performance
The following graph compares our TSR for 2025 to the average TSR of our Performance Peer Group. The graph also compares our TSR with the TSR of the SPDR S&P 500 ETF Trust ("SPY"), a broad market ETF, as well as the SPDR S&P Oil & Gas Exploration and Production ETF ("XOP"), an ETF focused on the U.S. oil and gas exploration and production industry. These TSR measures reflect both share price appreciation and the dividends paid during 2025.
2025 Total Shareholder Returns

SPY 18%

PR 2%

XOP (2)%

Peers (9)%

We are proud of our 2025 TSR, which was strong relative to the peer average and XOP ETF. While our industry and the companies in our Performance Peer Group all saw volatility in commodity prices and commodity price differentials as a result of various factors, including fluctuations in global supply and demand and inventory levels, geopolitical events and federal and state government regulations, with our low‑cost structure serving as the foundation, PR delivered peer leading growth during 2025. This helped generate a superior total return for our shareholders. For a list of the companies in our Performance Peer Group, see the “Use of Competitive Market Data” section below.

PERMIAN RESOURCES	2026 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Our TSR outperformance also continues to be more pronounced in the period following the closing date of the PR Merger. The graphic below compares our TSR to the same peer group and ETFs from the closing date of the PR Merger through March 12, 2026. We believe this outperformance helps illustrate the value created by the PR Merger and PR's subsequent growth. Please note that our historic stock price performance is not necessarily indicative of future stock price performance.
Total Shareholder Returns (9/1/2022 – 3/12/2026)

PR 153%

SPY 75%

XOP 24%
Peers 4%

Response to 2025 Say‑on‑Pay Vote and Shareholder Outreach
At our 2025 Annual Meeting of Shareholders, approximately 97.5% of the votes cast by our shareholders supported our “say‑on‑pay” proposal. The Compensation Committee reviews the results of the “say‑on‑pay” vote and takes them, along with shareholder feedback, into account when evaluating the design of the PR compensation program. Based on the foregoing, the Compensation Committee believes our shareholders generally support the Committee’s compensation decisions.
Moreover, we believe that maintaining an open dialogue with our shareholders provides critical feedback for our Board, Compensation Committee and management team on a wide range of topics including our short- and long‑term business strategy, financial and operational performance, ESG matters, governance practices, executive compensation program and other matters of importance. During 2025, our management team conducted approximately 200 meetings with current and potential institutional shareholders and met with 24 of the Company’s 30 largest shareholders. Our 30 largest shareholders collectively held approximately 65% of our outstanding shares of common stock at the end of 2025.

30	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Compensation Best Practices
The Compensation Committee believes that our executive compensation program follows best practices and is aligned with long‑term shareholder interests. Below are highlights of our current compensation practices.

WHAT WE DO

Pay for Performance. Align our executives’ compensation with our financial, operational and stock price performance by having 100% of our Co‑CEOs’ (and a significant majority of our other NEOs) total compensation consist of variable or performance‑based compensation.

Ownership Guidelines. Maintain robust Stock Ownership Guidelines that apply to all of our officers and independent directors.
Review Market Data. At least annually, conduct a review of market data of peer group companies to ensure competitive compensation relative to the market.
Compensation Consultant. Use an independent compensation consultant retained by, and reporting directly to, the Compensation Committee.
Clawback Policy. Maintain a clawback policy that applies to our NEOs.

Double‑Trigger Change in Control Benefits. Maintain a Severance Plan where change in control benefits are only provided upon a qualifying termination of employment following a change in control transaction.

ESG. Include ESG performance goals in the AIP, including metrics tied specifically to our commitment to reduce flaring and spills and to ensure the safety of our workforce.
Risk Assessments. Conduct an annual risk assessment of compensation practices to facilitate risk management.
Relative and Absolute TSR. Determine payout of PSUs based on both our TSR relative to peer group and our absolute annualized TSR.
AIP Maximum. Establish maximum AIP payout of 200% of each NEO’s target AIP compensation.
Evolving Program. Adapt compensation program based on shareholder feedback and evolving market standards.

WHAT WE DON’T DO
Hedging or Pledging of Company Securities. We do not allow hedging or pledging of Company securities by directors, NEOs or other officers or employees.
Tax Gross‑Ups. We do not provide tax gross‑ups for severance or change in control payments to our NEOs or other officers or employees.
Excessive Perquisites. We do not provide significant perquisites to any of our NEOs or other officers or employees.
Employment Agreements. We do not have employment agreements with our NEOs or other officers or employees.
Guarantee Bonuses. We do not guarantee bonuses to any of our NEOs or other officers or employees.
Repricing of Options. We do not permit repricing of underwater stock options without shareholder approval.

PERMIAN RESOURCES	2026 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS
2025 EXECUTIVE COMPENSATION PROGRAM
2025 EXECUTIVE COMPENSATION PROGRAM

Elements of 2025 Compensation Program
The primary elements of our executive compensation program and the purpose of each component are summarized in the following table. Our Co‑CEOs’ compensation consists entirely of PSUs.

TYPE	ELEMENT		PURPOSE	CO‑CEO COMPENSATION
Fixed	Base Salary		●Attract and retain qualified executives ●Provide a level of fixed pay based on the executive’s role, skills, experience and performance
Variable	Annual Incentive Program ("AIP")		●Incentivize achievement of the Company’s and executive’s short‑term financial, operational and strategic goals ●Align executives’ interests with those of our shareholders
	Long‑Term Incentive Plan ("LTIP")	Restricted Stock	●Align realized values with shareholder returns ●Promote retention of executives ●Promote stock ownership by executives
		Performance Stock Units ("PSUs")	●Reward absolute shareholder returns ●Reward shareholder returns relative to industry peers ●Promote retention of executives
2025 Compensation Mix
A significant portion of our executive officer compensation is performance‑based. The graphics below show the mix of compensation elements for our Co‑CEOs and our other NEOs. For each graphic, the compensation mix reflects the executive’s base salary and target compensation levels for the AIP and LTIP. In the case of our Co‑CEOs, the LTIP element includes the “inaugural” equity awards granted in September 2022 in connection with the closing of the PR Merger and the equity awards granted in February 2025 to our Co-CEOs. As discussed in further detail below, the inaugural PSU grants made to our Co‑CEOs were designed to represent a three‑year grant, and the Compensation Committee did not make additional grants to our Co‑CEOs through the end of 2024 until the grants in February 2025. The performance period for the three year 2022 PSUs ended December 31, 2025 and the Compensation Committee certified the Company's actual performance against the performance measures on such date. The performance period for the four year 2022 PSUs ends on December 31, 2026 and the performance period for the five year 2022 PSUs ends on December 31, 2027.
Co-CEOs
Compensation Mix
Each graphic also identifies the portion of the compensation that is variable or “at‑risk,” which refers to compensation elements that are only earned based on achievement of performance goals or through continued employment through the award’s vesting period. The ultimate realized value of these variable compensation elements, if earned at all, fluctuates or depends on Company performance as determined by the level of achievement with respect to both Absolute TSR and Relative TSR (each as defined below). For more information, see "Performance Share Units (PSUs)."

32	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2025 EXECUTIVE COMPENSATION PROGRAM
As shown in the graphics, our executive compensation is heavily weighted towards variable or “at‑risk” compensation elements, particularly for our Co‑CEOs whose compensation is 100% performance‑based.
Average Compensation Mix
for Other NEOs
Base Salaries
We pay market competitive base salaries to our NEOs (other than Messrs. Hickey and Walter, who do not receive cash compensation) to attract and retain qualified executives. In setting our NEOs’ base salaries, the Compensation Committee considers the role, skills, experience and performance of each executive, as well as industry and market conditions and competitive market data within our Compensation Peer Group (as defined below) and industry.
After considering the market analysis and advice of Meridian Compensation Partners, LLC, an independent compensation consultant retained by the Compensation Committee ("Meridian"), the Compensation Committee increased the existing base salary of Mr. Shannon by approximately 5% and maintained the existing base salaries for the other NEOs as the Compensation Committee believed the existing base salaries for the other NEOs remained appropriate.

EXECUTIVE	BASE SALARY (2024)	BASE SALARY (2025)	% OF INCREASE
William M. Hickey III	$–	$–	–
James H. Walter	$–	$–	–
Guy M. Oliphint	$475,000	$475,000	–%
John C. Bell	$400,000	$400,000	–%
Robert R. Shannon	$380,000	$400,000	5%
Annual Incentive Program (AIP)
Our AIP is designed to promote the achievement of annual financial, operational and strategic goals that are aligned with the creation of shareholder value.
In connection with adopting the 2025 AIP in early 2025, the Compensation Committee set an AIP target for each NEO, expressed as a percentage of the NEO’s year‑end base salary. The Compensation Committee evaluated the targets for the other NEOs and determined that they were competitive and appropriate assuming all the Company’s and NEO’s goals were attained at target levels. Accordingly, the targets for the continuing NEOs remained unchanged from 2024  levels.
The following table presents the AIP targets as a percent of salary for each NEO at the end of 2024 and 2025. None of the NEOs have a minimum or guaranteed bonus under the AIP, and the maximum payout for each NEO is 200% of the NEO’s target AIP compensation.

EXECUTIVE	2024 TARGET	2025 TARGET
William M. Hickey III	0%	0%
James H. Walter	0%	0%
Guy M. Oliphint	100%	100%
John C. Bell	80%	80%
Robert R. Shannon	80%	80%
Also in connection with adopting the 2025 AIP in early 2025, the Compensation Committee made slight adjustments to the 2024 program weightings between different components of the AIP and it approved the operational and financial metrics used for the scorecard portion of the AIP, as well as the quantitative and qualitative goals used for the ESG and Strategic components of the AIP. With respect to the updates, the Compensation Committee chose to decrease the weighting of the all‑in rate of return metric by 5% and increase the weighting of the cost structure metric by 5% to promote a continued focus on the Company's cost leadership.

PERMIAN RESOURCES	2026 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS
2025 EXECUTIVE COMPENSATION PROGRAM

COMPONENT	WEIGHTING	METRIC	GOAL	ASSESSMENT	RESULT
RETURNS		All‑in Rate of Return (Using $70 oil / $2 gas / $21 NGLs price deck)	75%	Exceeded the all‑in rate of return goal	Exceeded
FREE CASH FLOW(1)		Adjusted Free Cash Flow/Share	$2.00	Generated $1.94 Adjusted Free Cash Flow / Share	Slightly underperformed despite material drop-off in commodity prices
COST STRUCTURE		Sum of LOE & Cash G&A/Boe D&C/FT	$6.75 $750/FT	Maintained low cost structure with $6.09 / Boe combined LOE and G&A and $730 D&C / FT	Exceeded
ESG		Flaring Target	1.5%	0.88%(2)	Outperformed or Met
		Oil Spills Target	0.0025%	0.0022%
		Water Spills Target	0.0025%	0.0023%
		TRIR Target	0.60	0.60
STRATEGIC/ DISCRETIONARY		Various — see below for goals and assessments			Exceeded, see commentary below
(1)Non‑GAAP financial measure. See Appendix A for a reconciliation of Adjusted Free Cash Flow to our most directly comparable financial measure calculated in accordance with GAAP.
(2)Utilizing AXPC definition to calculate flaring percentage.

34	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2025 EXECUTIVE COMPENSATION PROGRAM
When assessing the Company's performance on the Strategic component of the AIP, the Compensation Committee recognized that the Company’s performance significantly exceeded the majority of its strategic objectives for 2025, which are outlined below.

COMPONENT	GOALS	ASSESSMENT
Strategic	●Achieve year‑over‑year growth in Net Asset Value (NAV) and NAV/Share	●More than 10% year-over-year NAV per share growth, driven by consistent operating performance and value-focused capital decisions
	●Efficiently deploy Adjusted Free Cash Flow within business, transactions and return of capital programs	●Deployed less than $2 billion of capital in 2025, while generating robust Adjusted Free Cash Flow per share
●Continued to execute on our shareholder return program, returning over $575 million to investors through a combination of opportunistic buybacks and our base dividend
	●Mitigate regulatory risk through engagement with government and regulatory agencies and through ESG and operational initiatives	●Continued active engagement with regulatory authorities to demonstrate improved operational and environmental performance particularly pro forma for acquisitions
	●Engage in portfolio optimization transactions and transactions that optimize PR’s capital structure	●Business development efforts combining ground game transactions and successful acquisition of multiple marketed deals
●Full inventory replacement of the 2025 schedule development through approximately $1 billion of cash acquisitions that added de minimis production
●Execution on liability management via redemption of outstanding bonds and convertible notes led to strong balance sheet with year-end leverage profile of 0.9x
	●Achieve expected oil production performance for wells turned on production by PR in 2025	●Program exceeded production and capital metrics expectations
	●Enter into strategic long‑term commercial arrangements that enable efficient operations but preserve flexibility	●Entered into long-term deals marketing deals improving residue gas takeaway and pricing diversification outside of Waha
●Crude pricing improvements with increased exposure to Gulf Coast pricing pro forma for termination of legacy Centennial Brent crude deal
	●Achieve other strategic initiatives that arise based on macroeconomic conditions and are identified and discussed between management and the Board	●Achieved certain tax centric goals, including tax credit work that led to credit findings of over $100 million in the aggregate for 2022 through 2025
●Corporate reorganization at end of 2025 simplifying structure while reducing Class C common stock ownership
The Compensation Committee overall concluded that the Company had very strong performance during 2025 and that such performance was especially impressive when considering the commodity price environment and global instability in 2025. The Compensation Committee also strongly considered the impressive operational improvements made by the Company during 2025 and continued focus on capital efficiencies.
In early 2026, the Compensation Committee evaluated the Company’s and each NEO's performance during 2025 and approved the following cash amounts for the 2025 AIP.

EXECUTIVE	AIP CASH AWARD
William M. Hickey III(1)	$	N/A
James H. Walter(1)	$	N/A
Guy M. Oliphint		$712,500
John C. Bell		$480,000
Robert R. Shannon		$480,000
(1)Messrs. Hickey and Walter do not participate in the Annual Incentive Program.

PERMIAN RESOURCES	2026 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS
2025 EXECUTIVE COMPENSATION PROGRAM
Long‑Term Incentive Plan (LTIP)
Our LTIP is designed to encourage long‑term shareholder value creation through the program's alignment with our TSR, both on an absolute basis and relative to industry peers. As shown above in the 2025 Compensation Mix, the LTIP is the most significant component in value of our executive compensation program.
Consistent with the Company's prior practice, the 2025 executive compensation awards granted to our Co-CEOs consists of only PSU awards and non‑CEO executive officers consisted of a combination of PSU awards and time‑based restricted stock awards. The inaugural grants, whereby the Compensation Committee awarded $15 million PSUs to each Co‑CEO, were designed to represent the value of a 100% performance based, $5 million target grant per year over a three‑year period. The Compensation Committee, with the support of the Co‑CEOs, chose this structure to allow for full alignment between the Co‑CEOs’ compensation and the TSR experienced by our shareholders. In determining the target LTIP award amount for the Co‑CEOs in both 2022 and 2025, the Compensation Committee considered the Compensation Peer Group data provided by Meridian on CEO compensation at the time it granted the awards, each Co‑CEO’s role and ability to individually and jointly drive shareholder returns, the additional equity cost of having two CEOs and the cash savings of the Co‑CEOs not receiving salaries or annual bonuses.
Following our inaugural awards in 2022, our Co-CEOs did not receive any additional equity awards in 2023 or 2024 and, as a result, shareholders will note that the Co‑CEOs “Stock Awards” total in each of 2023 and 2024 was reduced to $0. In 2024, the Compensation Committee amended the inaugural PSU agreements to deem the service requirement portion of the inaugural PSUs met on each of the three tranches as of September 1, 2025, which is consistent with the three‑year service requirement for other performance‑based restricted stock awards granted by the Company. Following September 1, 2025, each tranche of the inaugural PSUs is subject to the original performance‑based conditions, including no changes to the performance period, and continue to vest, if at all, based on the satisfaction of the original performance conditions at year‑end 2025, 2026 and 2027.
In determining the target grant values for our NEOs, the Compensation Committee considered the Compensation Peer Group data provided by Meridian in early 2025, the other compensation received by each NEO, including historical data where applicable, and each NEO’s role and ability to influence and create long‑term shareholder value.
The following table outlines the LTIP awards granted to the NEOs in February 2025, including target grant date values that are calculated based on the five‑day average closing stock price ending on the day prior to the grant date.

EXECUTIVE	TARGET NUMBER OF PSUS GRANTED (#)	SHARES OF RESTRICTED STOCK GRANTED (#)	TOTAL GRANT DATE TARGET VALUE ($)
William M. Hickey III	585,399	–	8,500,000
James H. Walter	585,399	–	8,500,000
Guy M. Oliphint	151,515	37,879	2,750,000
John C. Bell	151,515	37,879	2,750,000
Robert R. Shannon	151,515	37,879	2,750,000
(1)In September 2025, Messrs. Oliphint, Bell and Shannon each were granted 38,787 shares of restricted stock, with a total grant date target value of $550,000 for each grant, calculated based on the five-day average closing stock price ending on the day prior to the grant date, under the LTIP.

36	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2025 EXECUTIVE COMPENSATION PROGRAM
Performance Stock Units (PSUs)
The PSUs granted to the NEOs in 2025 each have a performance period of approximately three years. The graphic appearing below highlights the performance periods for each of the PSUs granted to such NEOs.

Annual 2025 LTIP Awards	1/1/2025	12/31/2027

3-Year Performance Period

The number of PSUs that vest and become earned is determined based on the level of achievement with respect to both Relative TSR and Absolute TSR performance metrics. The following sections describe the performance multipliers that would apply to the PSU awards at each level of achievement.
Relative TSR
The PSUs vest and become earned at the end of their respective performance period based on our TSR ranking relative to our Performance Peer Group ("Relative TSR"), with linear interpolation used to determine the vesting level between percentiles listed in the Relative TSR table below. As in prior years, the Compensation Committee also included the XOP in the Performance Peer Group for the PSUs so that our Relative TSR is also measured against a broader basket of energy companies against whom we compete for capital. The full makeup of the Performance
Peer Group for the PSUs is provided below in the “Use of Competitive Market Data” section.
Absolute TSR
The number of PSUs that would otherwise vest is further adjusted by our absolute annualized TSR over the performance period ("Absolute TSR"), which reduces or increases the vesting level of the PSUs depending on the Absolute TSR level.
The more rigorous Absolute TSR levels used for the LTIP Awards were chosen by the Compensation Committee as they furthered the heightened pay‑for‑performance philosophy of the PR compensation program, with more upside for more significant absolute returns and more downside for low or negative absolute returns.

Target PSUs	×	Relative Multiplier	×	Absolute Multiplier	×	Stock Price at Vesting	=	Vesting Value of PSUs

LTIP AWARDS
Relative TSR(1)		Absolute TSR(1)
Relative Ranking TSR %	Relative Multiplier	Absolute Annualized TSR %	Absolute Multiplier
≥ 85%	200%	> 20%	150%
50%	100%	15%	125%
15%	15%	10%	100%
< 15%	0%	5%	75%
		≤ 0%	50%
(1)Linear interpolation is used to determine applicable multipliers between percentiles listed in tables.

PERMIAN RESOURCES	2026 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS
2025 EXECUTIVE COMPENSATION PROGRAM
Vesting of Three Year 2022 PSUs
On December 31, 2025, the Compensation Committee certified the attainment of the pre-established performance goals with respect to the three year 2022 PSUs units granted to our NEOs, which awards were subject to the satisfaction of certain Relative TSR and Absolute TSR performance conditions for the performance period commencing on September 1, 2022 and ending on December 31, 2025, and continuing service requirements. These awards were deemed vested and earned as of December 31, 2025. Because Mr. Oliphint did not join the Company until 2023, he received his grant of the three year 2022 PSUs in 2023, which maintained the same performance period. The Compensation Committee certified that, based on publicly available information:
(i)    our Relative TSR for the above-referenced performance period had a relative performance rank of 1st in the Relative TSR performance peer group resulting in a Relative TSR multiplier of 200%;
(ii)    the Absolute TSR percentage for the above-referenced performance period was approximately 26% on an annualized basis, resulting in the application of an Absolute TSR multiplier of 150% and a resulting vesting percentage of 300% of the target number of RSUs (as defined below) granted to the NEOs; and
(iii)    the applicable performance target and other material terms of such performance-based restricted stock unit awards were achieved at such levels for the above-referenced performance period.
Acquired companies were not excluded from the relative comparison during the performance period, and the total stockholder return for such companies was measured assuming the performance period ended for each such company at the announcement of the applicable acquisition.
In connection with reaching these performance goals, each of the three year 2022 PSU awards received by Messrs. Walter, Hickey, Oliphint, Shannon and Bell vested at 300% of the target, resulting in the issuance of the shares of the Company’s common stock underlying the three year 2022 PSUs to these NEOs on December 31, 2025 as follows:

EXECUTIVE	TARGET NUMBER OF PSUS GRANTED (#)	ABSOLUTE TSR MODIFIER VESTING PERCENTAGE	ACTUAL PSUS VESTED
William M. Hickey III	595,947	300%	1,787,841
James H. Walter	595,947	300%	1,787,841
Guy M. Oliphint	237,097	300%	711,291
John C. Bell	135,578	300%	406,734
Robert R. Shannon	135,578	300%	406,734
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non‑Public Information
Although the LTIP provides for the grant of stock options, stock appreciation rights, or similar option‑like instruments, the Company has not recently and has no current plans to grant new awards of stock options, stock appreciation rights, or similar option‑like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material non‑public information by the Company. In the event the Company determines to grant new awards of such options, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Retirement Plans and Other Employee Benefits
Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life and disability insurance, to the same extent as our other full‑time employees, subject to the terms and eligibility requirements of those plans. Our NEOs may participate in a 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code of 1986, as amended (the "Code"), to the same extent as our other full‑time employees. Our 401(k) Plan provides for matching contributions equal to 100% of the first 8% of each employee’s eligible compensation contributed to the plan. Employees are immediately 100% vested in the matching contributions.
We generally do not provide any material perquisites or special personal benefits to our NEOs. Additional benefits and other items of compensation for our Co-CEOs may include club dues, which are provided to promote our Co-CEOs' ability to conduct the business and maintain connections within the industry.

38	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DETERMINATION OF COMPENSATION
DETERMINATION OF COMPENSATION

Our executive compensation program has been designed to attract, motivate, reward and retain high caliber management with the skills and competencies we believe are essential to our success and to align executive compensation with our short‑term and long‑term business objectives, business strategy and financial and operational performance. We link pay and performance to foster a culture of individual accountability and, in evaluating executive officer performance, place particular emphasis on the Company’s and individual’s performance against the pre‑assigned goals, which is described in greater detail above in the section entitled “Annual Incentive Program.”
Role of the Compensation Committee
The Compensation Committee administers and determines the parameters of our executive compensation program, including appropriate target levels and performance measures and the allocation between short‑term and long‑term compensation and between cash and equity‑based awards, in order to establish an overall compensation program it believes is appropriate for each NEO.
The Compensation Committee has principal authority for determining and approving the compensation awards for our executives and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In making decisions, the Compensation Committee takes into account, among other factors:
●achievement of Company and individual performance goals and expectations relating to the NEO’s position at the Company;
●alignment of NEO compensation with short‑term and long‑term Company performance;
●competitiveness with Compensation Peer Group companies, internal pay equity among individuals with similar expertise levels and experience and the unique skill sets of the individual;
●market demand for individuals with the NEO’s specific expertise and experience;
●advice, data and analysis provided by the Compensation Committee’s independent compensation consultant;
●general industry compensation data;
●the NEO’s background, experience and circumstances, including prior related work experience and training; and
●the recommendations of our Co‑CEOs for compensation decisions other than for themselves.

PERMIAN RESOURCES	2026 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS
DETERMINATION OF COMPENSATION
Role of Compensation Consultant in Determining Executive Compensation
In determining 2025 executive compensation, the Compensation Committee received information and reports from Meridian, an independent compensation consultant initially retained by the Compensation Committee in 2020 after a fulsome review of several potential consultant candidates.
Meridian provided data, analysis and advice to the Compensation Committee, including market information that the Compensation Committee used when determining whether our executive compensation is competitive, commensurate with each executive’s responsibilities and consistent with market trends in executive compensation practices for companies in our industry. Meridian does not provide services to PR, the Compensation Committee or management other than consulting services related to the duties and responsibilities of the Compensation Committee with respect to the compensation and benefits of our directors, officers and employees. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Meridian and does not believe Meridian’s work in 2025 raised a conflict of interest.
Use of Competitive Market Data
A key objective of our executive compensation program is to ensure that the total compensation opportunities available to our executives are competitive with those of oil and gas exploration and production companies with whom we compete for executive talent, investment dollars and business opportunities. To assist us in evaluating our executive compensation program against this key objective, we maintain a peer group that we refer to as our “Compensation Peer Group.” We also use a similar group of peer companies, in addition to the XOP to determine our TSR relative to our peers for purpose of determining the payout level for the PSUs, and we refer to this separate peer group as our “Performance Peer Group.”
Compensation Peer Group
The Compensation Committee, with input and advice from Meridian, typically reviews the Compensation Peer Group on an annual basis to ensure it remains appropriate year‑over‑year. The Compensation Peer Group is selected based on multiple factors, including assets, market capitalization, enterprise value, location, revenue, geographic footprint and complexity of operations.
In late 2024, the Compensation Committee re‑assessed and updated the Compensation Peer Group. The Compensation Committee determined that some changes to the Compensation Peer Group were needed given the Company's growth and the growth of some peers relative to the existing Compensation Peer Group. Additionally, some substitutions needed to be made in light of acquisitions involving members of the prior Compensation Peer Group. The prior and updated Compensation Peer Groups are set forth in the table below.
Performance Peer Group
The Performance Peer Group is typically reviewed by the Compensation Committee, with input and advice from Meridian, prior to the Compensation Committee awarding PSUs as the Performance Peer Group is used for Relative TSR measures under our PSUs. In early 2025, in connection with awarding PSUs under the Company’s 2025 executive compensation program, the Compensation Committee re‑assessed the Performance Peer Group and determined that the Performance Peer Group was reflective of the Company's peers, given the location of operations and the commodity mix as compared to the Company. The legacy and updated Performance Peer Groups are set forth in the table below.

40	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DETERMINATION OF COMPENSATION

	COMPENSATION PEER GROUP		PERFORMANCE PEER GROUP
PEER	2024	2025	INAUGURAL PSUS	2025 LTIP AWARDS
Antero Resources Corporation	•	•
APA Corporation	•	•		•
Callon Petroleum Company(1)			•
Chord Energy Corporation	•	•	•	•
Civitas Resources, Inc.	•	•	•	•
Coterra Energy Inc.	•	•
Devon Energy Corporation	•	•		•
Diamondback Energy, Inc.			•	•
Earthstone Energy, Inc.(2)			•
EQT Corporation	•	•
Expand Energy Corporation	•	•
HighPeak Energy, Inc.			•
Magnolia Oil & Gas Corporation			•	•
Matador Resources Company	•	•	•	•
Murphy Oil Corporation	•	•
Northern Oil and Gas, Inc.				•
Ovintiv Inc.	•	•		•
PDC Energy, Inc.(3)			•
Range Resources Corporation	•	•
SM Energy Company			•	•
Vital Energy, Inc.(4)			•
SPDR S&P Oil & Gas Exploration & Production ETF (XOP)			•	•
(1)Callon Petroleum Company was acquired by APA Corporation on April 1, 2024.
(2)Earthstone Energy, Inc. was acquired by Permian Resources Corporation on November 1, 2023.
(3)PDC Energy, Inc. was acquired by Chevron Corporation on August 7, 2023.
(4)Vital Energy, Inc. was acquired by Crescent Energy Company on December 15, 2025.
Role of Executive Officers in Determining Executive Compensation
Our Co‑CEOs provide the Compensation Committee with a review of the performance of our executives, other than themselves, and make recommendations to the Compensation Committee to assist it in determining executive compensation levels, other than their own. As our Co‑CEOs do not receive base salaries and do not participate in our AIP, we believe our Co‑CEOs are uniquely able to make impartial recommendations to the Compensation Committee on those compensation elements.
Our Co‑CEOs reviewed compensation assessments and data provided by Meridian prior to and in connection with the recommendations they made to the Compensation Committee relating to the 2025 executive compensation program. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding 2025 executive compensation were made by the Compensation Committee.

PERMIAN RESOURCES	2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS
OTHER COMPENSATION PRACTICES AND POLICIES
OTHER COMPENSATION PRACTICES AND POLICIES

Employment, Severance or Change in Control Agreements
We have not entered into any employment agreements with our NEOs. However, we consider a strong workforce to be essential to our success. To that end, we recognize that the uncertainty that may exist among employees with respect to their “at‑will” employment with us could result in the departure or distraction of personnel to our detriment. Accordingly, to encourage the continued attention and dedication of our employees, and to allow our management team to focus on the value to shareholders of strategic alternatives without concern for the impact on their continued employment, we maintain a Severance Plan under which all of our regular, full‑time employees are eligible to receive certain severance payments and benefits upon a qualifying termination of employment. In November 2022, to remain competitive with similar programs at peer companies, and based on advice from Meridian, we updated the plan to provide for severance benefits for certain qualifying terminations unrelated to change in control transactions, including terminations arising from a NEO’s death or disability. For a more detailed description of the Severance Plan, see the “Severance Plan” section below.
Company Guidelines Regarding Stock Ownership
We maintain robust Stock Ownership Guidelines for our officers, as well as for our non‑employee directors, which are intended to demonstrate to our shareholders, the investing public and other employees that the officers and non‑employee directors are invested in and committed to our Company, and to further align their interests with the interests of our shareholders. Under the guidelines, each officer must own Company stock equal to a multiple of his or her base salary, and each non‑employee director must own Company stock equal to a multiple of his or her annual cash retainer. Under our guidelines, shares of unvested stock awards do not count toward the required ownership threshold, which is a distinction that we believe differentiates our guidelines from those of our peers.
We believe our ownership requirements exceed the prevailing required ownership levels among our peers, particularly considering our ownership calculation excludes the value of unvested awards, and demonstrate our heightened focus on aligning the interests of our NEOs and directors with the interests of our shareholders.

POSITION	MULTIPLE OF BASE SALARY / ANNUAL CASH RETAINER
Co‑Chief Executive Officers	8x
Non‑Employee Directors	7x
Executive Vice President	3x
Senior Vice President	2x
Vice President	1x
Because neither of our Co‑CEOs have a base salary, the Stock Ownership Guidelines provide that their ownership requirements shall assume they each have a $750,000 base salary for purposes of calculating their ownership thresholds.
Our officers and non‑employee directors generally have a transition period of five years from the date she or he became an officer or non‑employee director to come into full compliance with the guidelines. An officer or non‑employee director who is not in compliance with the guidelines on the applicable compliance date is prohibited from selling or transferring any Company stock, except as needed to pay income tax liabilities relating to the vesting or exercise price of a stock option, and may be subject to such other discipline as determined by the Compensation Committee. There is an exception to the holding requirement for severe hardship or compliance with court or domestic relations orders, subject to approval by the Compensation Committee.
As of December 31, 2025, all of our officers and non‑employee directors were in compliance with the Stock Ownership Guidelines, either through meeting the ownership requirement or by being within the transition period.

42	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
OTHER COMPENSATION PRACTICES AND POLICIES
Company Anti‑Hedging Policy
Our Insider Trading Policy prohibits all of our directors, officers and other employees, as well as those acting on behalf of the Company, such as auditors, agents and consultants, from engaging in certain speculative transactions in our securities, including short‑term trading, short sales, transactions in puts, calls or other derivatives, margin accounts, pledging for collateral purposes and hedging. To our knowledge, all such covered individuals are in compliance with this policy.
Clawback Policy
In October 2023, we amended our clawback policy, which such policy is required by Section 10D of the Exchange Act and the listing standards adopted by the NYSE. In the event of certain accounting restatements, this policy requires us to pursue recovery from current and former executive officers (as defined under the applicable rules) of any amount of incentive‑based awards paid during the three years preceding the accounting restatement that exceeds the amount that would have otherwise been paid if calculated based on the restated financial reporting measure, calculated on a pre‑tax basis.
Tax Implications of NEO Compensation
Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid by a public company to “covered employees.”
U.S. Department of Treasury regulations passed in 2019 require a corporate partner to include its distributive share of compensation paid by a partnership to covered employees of the corporate partner for purposes of applying the Section 162(m) deduction limit for tax years ending after December 20, 2019. Accordingly, for compensation to covered employees subsequent to the PR Merger, we include our distributive share of compensation paid by our subsidiary, Permian Resources Operating, LLC, which is treated as a partnership for U.S. federal income tax purposes, when determining the effect of 162(m) on the deductibility of compensation paid to our covered employees for 2025 and future tax years.
While the Compensation Committee considers the impact of Section 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, some of our compensation awards are nondeductible.
In addition, Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

PERMIAN RESOURCES	2026 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS
2026 COMPENSATION DECISIONS
2026 COMPENSATION DECISIONS

In early 2026, the Compensation Committee considered the design of the executive compensation program, and, following review and input by Meridian, approved the following performance metrics and weightings for the 2026 AIP.
The 2026 AIP features the same metrics as the 2025 AIP, with slightly adjusted weightings to give more weight to Adjusted Free Cash Flow and less weight to the all‑in rate of return.

CATEGORY	WEIGHTING	METRIC
Returns	15%	All‑in Rate of Return
Free Cash Flow	25%	Adjusted Free Cash Flow / Share
Cost Structure	15%	(LOE + Cash G&A) / Boe D&C / ft
ESG		Percentage of Gas Flared
	10%	Percentage of Oil Spilled
	Combined	Percentage of Water Spilled
		Total Recordable Incident Rate (TRIR)
Strategic Initiatives & Discretionary	35%	The combined payout percentage for these goals will be determined by the Compensation Committee after considering our quantitative and qualitative performance relative to the goals in these areas.

44	PERMIAN RESOURCES	2026 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information by incorporated by reference into any future filing made with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
The Compensation Committee
Maire A. Baldwin (Chair)
Steven D. Gray
Aron Marquez
Robert M. Tichio

PERMIAN RESOURCES	2026 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by our NEOs in their capacities as NEOs of the Company during 2025, 2024 and 2023:
2025 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)(2)	NON‑EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
William M. Hickey III Co‑Chief Executive Officer	2025	–	–	11,432,842	–	–	11,432,842
	2024	–	–	–	–	–	–
	2023	–	–	–	–	–	–
James H. Walter Co‑Chief Executive Officer	2025	–	–	11,432,842	–	–	11,432,842
	2024	–	–	–	–	–	–
	2023	–	–	–		4,297	4,297
Guy M. Oliphint Executive Vice President and Chief Financial Officer	2025	475,000	–	4,063,557	712,500	14,509	5,265,566
	2024	475,000	–	3,670,016	760,000	19,250	4,924,266
	2023	439,904	–	4,899,778	607,500	146,996	6,094,178
John C. Bell Executive Vice President, General Counsel and Secretary	2025	400,000	–	4,063,557	480,000	15,275	4,958,832
	2024	400,000	–	2,064,379	512,000	22,375	2,998,754
	2023	375,000	–	–	450,000	22,560	847,560
Robert R. Shannon Executive Vice President and Chief Accounting Officer	2025	395,833	–	4,063,557	480,000	23,500	4,962,890
	2024	380,000	–	1,987,934	486,400	23,097	2,877,431
(1)Amount for 2025 reflects the aggregate grant date fair value of restricted stock and PSUs granted to Messrs. Hickey, Walter, Oliphint, Bell and Shannon, computed in accordance with FASB’s ASC Topic 718, Stock‑based Compensation ("ASC Topic 718"), excluding the effect of estimated forfeitures. Fair value of the PSUs was determined using Monte Carlo simulations. The assumptions used by the Company in calculating this amount for 2025 are included in Note 7 to the Consolidated Financial Statements in the Company’s Annual Report. Under these assumptions, the value associated with the PSUs granted to Messrs. Hickey, Walter, Oliphint, Bell and Shannon in 2025 amounted to $11,432,842, $11,432,842, $2,959,088, $2,959,088 and $2,959,088, respectively and the value associated with the restricted stock granted to Messrs. Oliphint, Bell and Shannon in 2025 amounted to $1,104,469, respectively.
(2)If the maximum level of achievement of the performance conditions associated with PSUs granted to Messrs. Hickey, Walter, Oliphint, Bell and Shannon in 2025 is achieved, the value associated with the PSUs based on the closing price per share of our common stock on the date they were granted ($14.30), would be $25,113,617, $25,113,617, $6,499,994, $6,499,994 and $6,499,994, respectively. For additional information regarding the stock‑based awards granted to Messrs. Hickey, Walter, Oliphint, Bell, and Shannon in 2025, refer to the 2025 Grants of Plan‑Based Awards table below.
(3)Amounts for 2025 represent the AIP compensation awarded in recognition of 2025 performance, which was paid to the applicable NEOs in March 2026.
(4)Amounts for 2025 reflect matching contributions to the 401(k) Plan made by the Company on the NEOs' behalf. The amount of 401(k) contributions were $14,509 for Mr. Oliphint, $15,275 for Mr. Bell and $23,500 for Mr. Shannon.

46	PERMIAN RESOURCES	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
2025 GRANTS OF PLAN‑BASED AWARDS
The following table sets forth information regarding grants of plan‑based awards made to our NEOs during the year ended December 31, 2025.
2025 GRANTS OF PLAN‑BASED AWARDS

		ESTIMATED FUTURE PAYOUTS UNDER NON‑EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
William M. Hickey III		–	–	–
	2/18/25				43,905	585,399	1,756,197		11,432,842
James H. Walter		–	–	–
	2/18/25				43,905	585,399	1,756,197		11,432,842
Guy M. Oliphint		–	475,000	950,000
	2/18/25							37,879	541,670
	2/18/25				11,364	151,515	454,545		2,959,088
	9/2/25							38,787	562,799
John C. Bell		–	320,000	640,000
	2/18/25							37,879	541,670
	2/18/25				11,364	151,515	454,545		2,959,088
	9/2/25							38,787	562,799
Robert R. Shannon		–	320,000	640,000
	2/18/25							37,879	541,670
	2/18/25				11,364	151,515	454,545		2,959,088
	9/2/25							38,787	562,799
(1)Amounts reflect target and maximum cash awards payable under our AIP. Messrs. Hickey and Walter do not participate in the AIP.
(2)Amounts reflect number of shares that would be delivered to Messrs. Hickey, Walter, Oliphint, Bell and Shannon, if the PSUs were earned at the threshold, target and maximum levels of performance. If and to the extent earned, the PSUs will vest at the end of the applicable performance period, subject to Messrs. Hickey's, Walter's, Oliphint's, Bell's and Shannon's continuous employment through the last day of the applicable period, respectively.
(3)These restricted stock awards will vest in three substantially equal annual installments following the date of grant, subject to Messrs. Oliphint's, Bell's and Shannon's continued service with us through the applicable vesting date, respectively.
(4)All awards were made pursuant to the LTIP. Amounts in this column reflect the aggregate grant date fair value of awards granted during 2025 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used by the Company in calculating these amounts are included in Note 7 to the Annual Report. The value for the shares of restricted stock is calculated using the per share closing price of our common stock of $14.30 and $14.51 (the closing price per share of our common stock on the grant date for such awards).

PERMIAN RESOURCES	2026 PROXY STATEMENT	47

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR‑END
The following table reflects information regarding outstanding equity‑based awards held by our NEOs as of December 31, 2025.
OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR‑END

	STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
William M. Hickey III	9/1/22			1,787,844(3)	25,083,451
	9/1/22			1,787,844(4)	25,083,451
	2/18/25			1,756,197(4)	24,639,444
James H. Walter	9/1/22			1,787,844(3)	25,083,451
	9/1/22			1,787,844(4)	25,083,451
	2/18/25			1,756,197(4)	24,639,444
Guy M. Oliphint
	1/3/23	33,871	475,210
	2/20/24	33,827	474,593	355,179(3)	4,983,161
	2/18/25	37,879	531,442	454,545(4)	6,377,266
	9/2/25	38,787	544,182
John C. Bell	2/20/24	19,028	266,963	199,788(3)	2,803,026
	2/18/25	37,879	531,442	454,545(4)	6,377,266
	9/2/25	38,787	544,182
Robert R. Shannon	2/20/24	18,323	257,072	192,390(3)	2,699,232
	2/18/25	37,879	531,442	454,545(4)	6,377,266
	9/2/25	38,787	544,182
(1)Represents shares of restricted stock, which vest on the vesting dates set forth in the following table (subject generally to continued employment).

	SHARES OF RESTRICTED STOCK BY VESTING DATES
NAME	1/3/26	3/1/26	3/3/26	9/2/26	3/1/27	3/3/27	9/2/27	3/3/28	9/2/28	TOTAL
John C. Bell	–	9,514	12,626	12,929	9,514	12,626	12,929	12,627	12,929	95,694
Guy M. Oliphint	33,871	16,913	12,626	12,929	16,914	12,626	12,929	12,627	12,929	144,364
Robert R. Shannon	–	9,161	12,626	12,929	9,162	12,626	12,929	12,627	12,929	94,989
(2)Represents PSUs, which vest based on the Company’s TSR as compared to the TSR of the performance peer group over a multi‑year performance period and the Company’s absolute annualized TSR over the performance period. The number of PSUs reported is based on the number of PSUs granted to each NEO multiplied by the performance multiplier for the maximum level of performance. The awards are reported at maximum because as of December 31, 2025, performance under these awards was trending above the target level of performance. The market or payout value for these PSUs is calculated using the $14.03 per share closing price of our common stock on December 31, 2025.
(3)Reflects PSUs with a performance period ending on December 31, 2026.
(4)Reflects PSUs with a performance period ending on December 31, 2027.
The following table provides information regarding the vesting of restricted stock and PSU awards held by our NEOs during 2025. The value realized from the vesting of the restricted stock and PSU awards is equal to the closing price of our common stock on the applicable vesting date, multiplied by the number of shares of stock acquired. The value is calculated before payment of any applicable withholding or other income taxes.

48	PERMIAN RESOURCES	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED IN 2025
OPTION EXERCISES AND STOCK VESTED IN 2025

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
William M. Hickey III	1,787,841	25,083,409
James H. Walter	1,787,841	25,083,409
Guy M. Oliphint	762,075	10,730,524
John C. Bell	435,616	6,117,299
Robert R. Shannon	435,264	6,112,340
(1)Includes the vesting of (i) 1,787,841, 1,787,841, 711,291, 406,734 and 406,734 PSUs for Messrs. Hickey, Walter, Oliphint, Bell and Shannon, respectively, and (ii) 50,784, 28,882 and 28,530 shares of restricted stock for Messrs. Oliphint, Bell and Shannon, respectively, in 2025.
(2)The value realized for the PSUs is calculated using the $14.03 per share closing price of our common stock on December 31, 2025. The value realized for the shares of restricted stock is calculated using the per share closing price of our common stock on each respective vesting date. Mr. Oliphint had 33,871 and 16,913 shares of restricted stock vest on January 3, 2025 and March 1, 2025, respectively, with a per share closing price of $15.14 and $14.09 (the per share closing price as of the immediately preceding trading date), respectively. Mr. Bell had 9,513 and 19,369 shares of restricted stock vest on March 1, 2025 and September 1, 2025, respectively, with a per share closing price of $14.09 and $14.29 (in each case, the per share closing price of the immediately preceding trading date), respectively. Mr. Shannon had 9,161 and 19,369 shares of restricted stock vest on March 1, 2025 and September 1, 2025, respectively, with a per share closing price of $14.09 and $14.29 (in each case, the per share closing price of the immediately preceding trading date), respectively.

PERMIAN RESOURCES	2026 PROXY STATEMENT	49

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

Severance protection is provided to all of our regular, U.S. full‑time employees, including each of our NEOs, under our Severance Plan, which was last updated by our Board in November 2022.
Severance Benefits Related to a Change in Control
The Severance Plan has a “double trigger” mechanism for change in control severance, which requires first that a change in control event has occurred, and second that, within a specified period thereafter, the employee has incurred a qualifying termination. The Severance Plan defines a “change in control” by reference to the same term within our LTIP.
Under the Severance Plan, if, within 24 months following a change in control, we terminate the employment of one of our NEOs without “cause” or if the NEO resigns for “good reason,” (as such terms are defined in the Severance Plan) then such NEO will be entitled to receive:
●Severance Payment: Cash payment equal to 3.0 times (for our Co‑CEOs) or 2.75 times (for our other NEOs) the sum of the NEO’s base salary and average AIP award for the preceding three years;
●Prorated Bonus: Prorated AIP award (paid at target) for the year of termination;
●Accelerated Vesting of All Awards: Accelerated vesting of the NEO’s unvested time‑based equity awards and performance‑based awards (based on the actual achievement of the applicable performance conditions through the termination date);
●Health Benefits: Cash payment equal to 125% of the aggregate COBRA premiums that the NEO would need to pay to continue coverage of the benefit plans for the NEO and the NEO’s family for two years following the termination date; and
●Outplacement Benefits: Outplacement benefits for one year following the termination date.
Because neither of our Co‑CEOs have a base salary or target bonus, the Severance Plan provides that any cash severance payable to either of them upon a qualifying termination following a change in control would be calculated using a $750,000 base salary and a 100% target bonus.
Severance Benefits Unrelated to a Change in Control
Under the Severance Plan, if unrelated to a change in control, we terminate the employment of one of our NEOs without “cause” (and not by reason of death or disability) or if the NEO resigns for “good reason” (as such terms are defined in the Severance Plan), then such NEO will be entitled to receive:
●Health Benefits (same as described above);
●Outplacement Benefits (same as described above in the event of a disability);
●Prorated Accelerated Vesting of Time‑Based Awards: Accelerated vesting of a pro-rata portion of the NEO’s unvested outstanding time‑based equity awards; and
●Prorated Vesting of Performance‑Based Awards: Vesting of a pro-rata portion of the NEO’s unvested outstanding performance‑based equity awards at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.
Severance Benefits Related to Death or Disability
Under the Severance Plan, if one of our NEOs experiences a termination due to the NEO’s death or disability, then such NEO will be entitled to receive, as applicable:
●Health Benefits (same as described above);
●Outplacement Benefits (same as described above);
●Accelerated Vesting of Time‑Based Awards: Accelerated vesting of the NEO’s unvested time‑based equity awards; and
●Vesting of Performance‑Based Awards: Vesting of the NEO’s unvested outstanding performance‑based equity awards at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.

50	PERMIAN RESOURCES	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
The following table provides estimates of the payments and benefits that could become payable to each NEO under the Severance Plan in connection with certain termination events assuming that such NEO’s employment was terminated on December 31, 2025 (and, where applicable, the change in control event also occurred on December 31, 2025). All payments provided pursuant to our Severance Plan (other than accrued benefits) will be subject to the NEO first executing a general release of claims in our favor. The individual award agreements that govern our NEO’s equity compensation awards pursuant to the LTIP may also contain certain termination or change in control provisions, but the Severance Plan currently overrides those provisions to provide for the forfeiture or acceleration treatment that is described above within the Severance Plan.
In all cases, the amounts were valued as of December 31, 2025, based upon, where applicable, $14.03 per share (the closing price of our common stock on December 31, 2025, the last trading day of the year).

NAME	CATEGORY OF PAYMENT	CHANGE IN CONTROL TERMINATION	CHANGE IN CONTROL	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (1)	DEATH / DISABILITY
William M. Hickey III	Salary	2,250,000	–	–	–
	Cash Bonus	3,000,000	–	–	–
	Health & Outplacement Benefits	99,070	–	99,070	99,070
	Accelerated Equity	61,090,389	–	38,613,282	61,090,389
	Total	66,439,459	–	38,712,352	61,189,459
James H. Walter	Salary	2,250,000	–	–	–
	Cash Bonus	3,000,000	–	–	–
	Health & Outplacement Benefits	87,221	–	87,221	87,221
	Accelerated Equity	61,090,389	–	38,613,282	61,090,389
	Total	66,427,610	–	38,700,503	61,177,610
Guy M. Oliphint	Salary	1,306,250	–	–	–
	Cash Bonus	2,355,313	–	–	–
	Health & Outplacement Benefits	87,221	–	87,221	87,221
	Accelerated Equity	7,958,852	–	3,985,141	7,958,852
	Total	11,707,636	–	4,072,362	8,046,073
John C. Bell	Salary	1,100,000	–	–	–
	Cash Bonus	1,642,750	–	–	–
	Health & Outplacement Benefits	87,221	–	87,221	87,221
	Accelerated Equity	5,904,322	–	2,476,555	5,904,322
	Total	8,734,293	–	2,563,776	5,991,543
Robert R. Shannon	Salary	1,045,000	–	–	–
	Cash Bonus	1,657,600	–	–	–
	Health & Outplacement Benefits	87,221	–	87,221	87,221
	Accelerated Equity	5,842,472	–	2,428,782	5,842,472
	Total	8,632,293	–	2,516,003	5,929,693
(1)In the case of a without “cause” employment termination that is unrelated to a change‑in‑control, a pro-rata portion of the terminated NEO’s PSUs shall remain outstanding for the duration of the performance period and thereafter pay out to the NEO at the level earned based on the level of performance certified by the Compensation Committee. Values displayed reflect company performance through December 31, 2025, assuming such period had ended on December 31, 2025. The values reported in the table do not include the value of accrued dividends.

PERMIAN RESOURCES	2026 PROXY STATEMENT	51

EXECUTIVE COMPENSATION
CEO PAY RATIO
CEO PAY RATIO

As required by the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are providing the following information regarding the ratio of the annual total compensation of each of our Co‑CEOs to the total annual compensation of our median employee.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We identified the median employee from our entire employee population (other than our Co‑CEOs), whether employed on a full‑time or part‑time basis, as of
December 31, 2025, which consisted of 515 employees. Within this group of employees, the median employee was identified by using a total target cash compensation measure, which was calculated by annualizing on a straight‑line basis the salary of each employee as of December 31, 2025 and adding each employee’s target bonus and the amount of employer‑paid benefits received by each employee in 2025. The compensation measure was consistently applied to all employees.
Once we identified the median employee, we then calculated that employee’s annual total compensation in the same manner as we used to calculate total compensation of our Co‑CEOs, as reported in the Summary Compensation able.
For 2025, the annual total compensation of our median employee was $155,801, and the annual total compensation of either of our Co‑CEOs was $11,432,842. Therefore, in 2025, the ratio of either of our Co‑CEO's annual total compensation to the annual total compensation of our median employee was approximately 73 to 1.
PAY VERSUS PERFORMANCE

The following table shows the total compensation for our NEOs for the past five years, as set forth in the Summary Compensation Table, and the “compensation actually paid” (computed in the manner required by SEC rules as described below) to our NEOs. The table separately presents the amounts for each Chief Executive Officer serving during the last five years, including each of our current Co‑CEOs, and the combined average amounts for our other NEOs. The table also provides our TSR, the TSR of the selected peer group, our net income and our Adjusted Free Cash Flow, all presented for the past five years.

									VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
	SUMMARY COMPENSATION TABLE TOTAL FOR CEOS(1)			COMPENSATION ACTUALLY PAID TO CEOS(1)(2)			AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON‑CEO NEOS ($)(3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON‑CEO NEOS ($)(2)(3)	TOTAL SHAREHOLDER RETURN ($)(4)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(4)	NET INCOME ($)(5)	ADJ. FREE CASH FLOW(5)(6)
YEAR	HICKEY	WALTER	SMITH	HICKEY	WALTER	SMITH
2025	11,432,842	11,432,842	–	13,763,416	13,763,416	–	5,062,429	5,588,710	1,015	243	1,098,936	1,643,561
2024	–	–	–	6,769,965	6,769,965	–	3,682,360	5,331,608	1,041	248	1,250,509	1,358,494
2023	–	4,297	–	27,407,632	27,411,929	–	3,362,313	6,940,218	940	251	879,703	711,384
2022	25,512,520	25,512,520	21,833,431	33,915,382	33,915,382	51,416,285	6,674,297	17,124,841	630	229	749,840	655,164
2021	–	–	8,677,260	–	–	42,802,771	3,236,810	15,878,126	399	167	138,175	206,671
(1)Our current Co‑CEOs, Messrs. Hickey and Walter, began serving as our Co‑CEOs on September 1, 2022 upon the closing of the PR Merger. The former CEO referenced is Sean R. Smith, who served as our CEO from April 1, 2020 through August 31, 2022.
(2)The dollar amounts reported in this column represent the amount of Compensation Actually Paid ("CAP"), as defined and calculated under applicable SEC rules, for each CEO and the average for our other NEOs. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs. In accordance with the requirements of Item 402(v) of Regulation S‑K, CAP is based on the Summary Compensation Table ("SCT") pay, as adjusted for the fair market value of equity awards as of December 31, 2023, 2024, and 2025. Our NEOs do not participate in benefit programs requiring an adjustment for pension benefits calculation. The following table provides the adjustments made between SCT pay and CAP:

52	PERMIAN RESOURCES	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE

YEAR	CEO / NEO	AVERAGE SUMMARY COMPENSATION TABLE TOTAL ($)	REMOVE VALUE OF GRANTED EQUITY AWARDS ($)(a)	PRIOR YEAR EQUITY AWARD ADJUSTMENTS ($)(b)	COMPENSATION ACTUALLY PAID ($)
2025	Hickey	11,432,842	(11,432,842)	13,763,416	13,763,416
	Walter	11,432,842	(11,432,842)	13,763,416	13,763,416
	Other NEOs	5,062,429	(4,063,557)	4,589,838	5,588,710
2024	Hickey	–	–	6,769,965	6,769,965
	Walter	–	–	6,769,965	6,769,965
	Other NEOs	3,682,360	(1,798,870)	3,448,118	5,331,608
2023	Hickey	–	–	27,407,632	27,407,632
	Walter	4,297	–	27,407,632	27,411,929
	Other NEOs	3,362,313	(1,956,612)	5,534,517	6,940,218
2022	Hickey	25,512,520	(25,512,520)	33,915,382	33,915,382
	Walter	25,512,520	(25,512,520)	33,915,382	33,915,382
	Smith	21,833,431	(14,495,295)	44,078,149	51,416,285
	Other NEOs	6,674,297	(5,093,653)	15,544,197	17,124,841
2021	Smith	8,677,260	(6,590,088)	40,715,599	42,802,771
	Other NEOs	3,236,810	(2,240,258)	14,881,574	15,878,126
(a)Represents the grant date fair value and average grant date fair value of the equity awards granted to the CEO and NEOs, respectively, each year, as reported in the Stock Awards column of the Summary Compensation Table for the applicable year, calculated in accordance with ASC Topic 718. We do not sponsor or maintain any defined benefit pension plans and therefore, no deduction was made related to pension value.
(b)Reflects the fair value/change in fair value of the awards at year end or upon vesting/forfeiture, computed in accordance with ASC Topic 718.
(3)For 2025, the other NEOs were Messrs. Oliphint, Bell and Shannon. For 2024, the other NEOs were Messrs. Oliphint, Bell, Shannon and Brent P. Jensen. For 2023, the other NEOs were Messrs. Oliphint, Jensen, Bell, George S. Glyphis and Matthew R. Garrison. For 2022, the other NEOs were Messrs. Glyphis, Garrison, Jensen, Bell and Davis O. O'Connor. For 2021, the other NEOs were Messrs. Glyphis, Garrison, Jensen and O'Connor.
(4)TSR is determined based on the value of an initial fixed investment of $100. The Peer Group TSR represents the total shareholder return of the SPDR S&P Oil & Gas Exploration & Production ETF (XOP).
(5)Measured in thousands.
(6)Adjusted Free Cash Flow is a non‑GAAP financial measure. See Appendix A for a reconciliation of this financial measure to our most directly comparable financial measure calculated in accordance with GAAP.

PERMIAN RESOURCES	2026 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
Relationship Between Compensation Actually Paid and Performance Measures
The following graphs illustrate the relationship between the pay and performance figures that are included in the pay tables above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not represent the actual amount of compensation earned by or paid to our NEOs during the applicable years.
The graphs separately presents the CAP for each Chief Executive Officer serving during the last five years, with the amount appearing for Messrs. Hickey and Walter representing the approximate amount applicable to each of them individually.
Performance Measures
The table below sets forth our most important performance measures used to link “Compensation Actually Paid” for our NEOs to company performance, over the fiscal year ended December 31, 2025. Please see the "Compensation Discussion and Analysis section" above for further information regarding these performance measures and their function in our executive compensation program. The performance measures included in this table are not ranked by relative importance.

IMPORTANT FINANCIAL PERFORMANCE MEASURES
Relative TSR	All‑in Rate of Return	(LOE + Cash G&A) / Boe
Absolute Annualized TSR	Adjusted Free Cash Flow / Share	D&C / ft.
NAV/Share

54	PERMIAN RESOURCES	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
COMPENSATION RISK ASSESSMENT
COMPENSATION RISK ASSESSMENT

Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risks that could threaten the Company. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.
DIRECTOR COMPENSATION

Directors who are not also our employees or affiliated with Pearl or Post Oak receive compensation under our director compensation program, which is reviewed by the Compensation Committee and is approved by the Board.
We have historically provided a combination of cash and stock‑based incentive compensation to attract and retain qualified candidates to serve on our Board, but our Board determined, following input and advice from Meridian, to allow directors to take 100% of their compensation in the form of stock‑based compensation. With respect to the
2025 calendar year, all of our directors elected again to take 100% of their compensation in the form of stock‑based compensation.
The following table identifies the annual equity award each non‑employee director receives and the retainer amount, which can be paid quarterly in arrears in cash or through an equity award at the outset of the director’s service year. The leadership positions on the Board also receive larger equity awards, as detailed below.

ROLE	EQUITY AWARDS ($)	CASH / EQUITY RETAINER ($)
Director	200,000	87,500
Independent Board Chair	155,000	–
Chair of Audit Committee	22,500	–
Chair of Compensation Committee	20,000	–
Chair of Nominating and Corporate Governance Committee	15,000	–
Chair of ESG Committee	15,000	–
We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us, including expenses for any relevant director education programs they attend. We extend coverage to all directors under our directors’ and officers’ indemnity insurance policies.
The following table contains information concerning the compensation of our non‑employee directors for 2025.

NAME	FEES EARNED IN CASH ($)	STOCK AWARDS ($)(1)(2)	TOTAL ($)
Robert J. Anderson(3)	–	276,417	276,417
Maire A. Baldwin	–	295,638	295,638
Frost W. Cochran(4)	–	–	–
Karan E. Eves	–	276,417	276,417
Steven D. Gray	–	439,865	439,865
Aron Marquez	–	276,417	276,417
William J. Quinn(4)	–	–	–
Jeffrey H. Tepper	–	298,038	298,038
Robert M. Tichio	–	290,839	290,839

PERMIAN RESOURCES	2026 PROXY STATEMENT	55

EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
(1)Amounts in this column reflect the aggregate grant date fair value of restricted stock computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For further valuation assumptions, please see Note 7 to our financial statements within our Annual Report. As of December 31, 2025, the non‑employee directors held the following amounts of unvested shares of restricted stock and aggregate number of total outstanding stock awards, which includes their unvested shares of restricted stock and previously awarded shares of restricted stock.

NAME	UNVESTED STOCK AWARDS	TOTAL OUTSTANDING STOCK AWARDS
Robert J. Anderson(3)	21,312	48,313
Maire A. Baldwin	22,794	288,040
Karan E. Eves	21,312	85,218
Steven D. Gray	33,914	230,530
Aron Marquez	21,312	85,218
Jeffrey H. Tepper	22,979	200,546
Robert M. Tichio	22,424	40,869
(2)Includes restricted stock that was issued, at the applicable director's election, in lieu of cash compensation for 2025. Each current director has elected again to take 100% of his or her cash retainer in the form of restricted stock.
(3)Mr. Anderson retired from the Board on January 21, 2026.
(4)Messrs. Cochran and Quinn did not receive any compensation for serving as our directors in 2025 given their affiliation with Post Oak and Pearl, respectively.
EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to our equity compensation plan as of December 31, 2025.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)(1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (#)(3)
Equity compensation plans approved by security holders	5,478,142	16.11	13,917,538
Equity compensation plans not approved by security holders	–	–	–
Total	5,478,142	16.11	13,917,538
(1)Consists of PSUs and stock options outstanding under our LTIP, with such number of PSUs determined based on target performance.
(2)The weighted‑average price excludes outstanding PSUs as they do not have an associated exercise price.
(3)Consists of shares of our common stock available for future issuance under our LTIP.

56	PERMIAN RESOURCES	2026 PROXY STATEMENT

EXECUTIVE OFFICERS

The following sets forth, as of March 24, 2026, the ages, positions and selected biographical information for our executive officers who are not directors:

GUY M. OLIPHINT

Guy M. Oliphint has served as our Chief Financial Officer since March 2023. Mr. Oliphint initially joined PR in January 2023 as our Executive Vice President of Finance in connection with an announced succession plan for the Chief Financial Officer role. Prior to joining PR, Mr. Oliphint was Managing Director and Co‑Head of Upstream Americas with Jefferies LLC in the Energy Investment Banking Group since 2018, having joined the firm in 2003. Mr. Oliphint brings nearly two decades of experience advising upstream energy companies on financial and strategic decisions, including multiple engagements with Colgate and Centennial, the predecessor companies of PR. Mr. Oliphint graduated from the University of Texas at Austin with a B.B.A. in Business Honors and Finance.

Chief Financial Officer Age: 45

JOHN C. BELL

Mr. Bell has served as our General Counsel since September 2022. Prior to that, he served as Senior Vice President, Commercial at Colgate. From August 2017 until he assumed the Senior Vice President role in January 2021, he served as Colgate’s Vice President and General Counsel. Prior to that, Mr. Bell practiced law at Vinson & Elkins LLP in the corporate group focusing on mergers, acquisitions, and private equity transactions in the oil and gas space. Mr. Bell received his Bachelor of Arts from the University of Texas at Austin. He received his J.D. from the University of Texas School of Law, as well as his Master of Business Administration from the University of Texas at Austin.

General Counsel and Secretary Age: 40

ROBERT R. SHANNON

Mr. Shannon has served as our Chief Accounting Officer since May 2024. Prior to that, Mr. Shannon served as our Executive Vice President of Corporate Services since September 2022. Previously, he served as Vice President and Chief Accounting Officer of Colgate since March 2016. Prior to that, Mr. Shannon served as the Controller of Burnett Petroleum, an independent oil and gas exploration company focused on domestic onshore operations. Mr. Shannon also previously worked in the Audit Group of KPMG LLP, primarily focused on upstream oil and gas companies. Mr. Shannon has more than a decade of experience working in the upstream energy space on accounting, operational and strategic decisions. Mr. Shannon holds a Master in Professional Accounting degree and a Bachelor of Business Administration degree in Business Honors and Accounting from the University of Texas at Austin.

Chief Accounting Officer Age: 37

PERMIAN RESOURCES	2026 PROXY STATEMENT	57

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Our Board has adopted a Related Person Transactions Policy, a copy of which is available on our website at www.permianres.com. Under the policy, our Audit Committee reviews and, where the Audit Committee determines them to be in our best interests, approves all transactions and arrangements that have an aggregate value exceeding $120,000, in which the Company participates and a Related Person to the Company has a direct or indirect material interest. For purpose of the policy, a "Related Person" includes our directors, director nominees, executive officers and any holder of more than 5% of any class of our common stock, and their respective immediate family members.
In determining whether a related person transaction or arrangement is in our best interests, the Audit Committee considers, among other factors, the position within or relationship of the Related Person with us, the materiality of the transaction or arrangement, the business purpose for and reasonableness of the transaction or arrangement, whether the transaction or arrangement is comparable to one that could be available on an arms‑length basis to us or is on terms we offer generally to persons who are not related, whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course, and the effect of the transaction or arrangement on our business and operations. The policy provides that the following do not create a material direct or indirect interest on behalf of the Related Person and are therefore not related person transactions:
●reimbursements or payments of business expenses;
●executive officer or director compensation in accordance with the disclosure exceptions provided for in Instruction 5 to Item 404(a) of Regulation S‑K (or any successor rule);
●any charitable contribution, grant, endowment or pledge by us to a charitable organization, foundation or university where the Related Person’s only relationship with that organization is as a director and the aggregate amount involved does not exceed $200,000;
●any transaction in which the interest of the Related Person arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro-rata basis (for example, dividends); and any transaction with an entity at which the Related Person’s only relationship is as a director.
Annually, the Audit Committee reviews any previously approved related person transaction or arrangement that is continuing and determines based on then existing facts and circumstances whether it is in our best interest to continue, modify or terminate each such transaction or arrangement.
The Related Person Transactions Policy supplements the conflict of interest provisions in our Code of Ethics.
Our Code of Ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations include, among others, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company, and any circumstance, event, relationship or situation in which the personal interest of any of our directors, officers or employees interferes or appears to interfere with our interests as a whole. A copy of our Code of Ethics is available on our website at www.permianres.com. We intend to satisfy the disclosure requirement regarding any amendment to, or any waiver of, a provision of the Code of Ethics by posting such information on our website.
Although our management believes that the terms of the related person transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

58	PERMIAN RESOURCES	2026 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
RELATED PERSON TRANSACTIONS
RELATED PERSON TRANSACTIONS

Funds affiliated with Pearl, Riverstone and EnCap each beneficially owned more than 5% of the outstanding shares of at least one class of common stock of the Company during all or a portion of 2025. Pearl also has one director representative currently serving on the Company's Board of Directors. During 2025 and 2026, Pearl, Riverstone and EnCap entered into certain sales transactions resulting in each entity beneficially owning less than 5% of the outstanding shares of common stock as of March 24, 2026.
Because of their significant ownership in the Company, any otherwise qualifying transactions between the Company and investments affiliated with any of these Related Persons during the period of 2025 in which they were Related Persons is considered a related person transaction under the Company’s Related Person Transaction Policy. The following list reflects the Company's related person transactions for 2025. We believe that the terms of these arrangements are no less favorable to either party than those held with unaffiliated parties.
●As previously disclosed on the Current Report on Form 8‑K filed with the SEC on September 16, 2025, concurrent with the closing of a secondary offering by certain shareholders of the Company, the Company agreed to purchase common units representing limited liability company interests ("Common Units") in Permian Resources Operating, LLC together with a corresponding number of shares of Class C common stock of the Company with an aggregate value of approximately $26.9 million from certain affiliates of Pearl at prices per common unit (and corresponding share of Class C common stock) equal to the price per share at which the underwriters to the secondary offering agreed to purchase shares of Class A common stock of the Company in the applicable secondary offering.
●On January 7, 2026, the Company completed a corporate reorganization under Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL"), pursuant to which PR, among other things, reorganized under a new public holding company (the “Reorganization”). In connection with the Reorganization, the public holding company prior to the Reorganization became a wholly owned subsidiary of the new public holding company, which, following completion of the Reorganization, changed its name to “Permian Resources Corporation,” became the successor issuer of the prior public holding company and replaced the prior public holding company, with its shares of Class A common stock continuing to trade on the NYSE on an uninterrupted basis. Additionally, certain shareholders, including our named executive officers and certain entities controlled by a member of the Board, surrendered 48.9 million shares of Class C common stock to the Company for no value, which shares were subsequently canceled, and thereafter contributed the corresponding underlying Common Units to the new public holding company in exchange for newly issued shares of its Class A common stock. No Class A common stock or Class C common stock was sold as part of these transactions, and the aggregate amount of common stock outstanding remained the same following the Reorganization as all other existing common stock of the Company was exchanged for corresponding equity of the new public holding company on a one-for-one basis. There were no changes to the Company’s board of directors, executive officers, operations, name or public company trading following the Reorganization.
●We entered into a transaction with Powderhorn Assets, LLC, a private company focused on the acquisition and development of upstream oil and gas properties in the Permian Basin ("Powerderhorn"). Powerderhorn is a portfolio company of Pearl that is controlled by William Quinn. Powderhorn's Co-CEO and Co-Founder, Patrick Walter, is the brother of James Walter. Pursuant to this transaction, the Company acquired a 75% interest in 400 gross acres and 400 net acres, with Powderhorn retaining the remaining 25%, for approximately $14.4 million in October 2025.
●Certain mineral owners affiliated with EnCap, Riverstone, Pearl and two of our directors, Frost Cochran and James Walter, received payments from us in 2025 relating to their ownership of oil and gas minerals that we operate or we made JIB payments to them relating to our ownership in their non-operated wells. Funds affiliated with EnCap include AEP Excluded Assetco, LLC, Constitution Resources II LP, Pegasus Resources Holdings, LLC and Pegasus Resources Holdings II, LLC, which received approximately $0.4 million, $0.1 million, $5.2 million and $7.2 million, respectively, in net revenue payments in 2025. We additionally paid approximately $2.3 million in the form of a lease bonus to Pegasus Resources Holdings, LLC for the right to drill in certain wells in which they had a mineral interest. Funds affiliated with Riverstone include Teton Range, LLC, which received approximately $1.3 million in net revenue payments during the first two quarters of 2025. Funds affiliated with Mr. Cochran include UpCurve Energy Partners, LLC, which received approximately $1.8 million in net revenue payments and we paid them approximately $0.5 million in JIB related payments in 2025. Powderhorn received approximately $0.6 million in net revenue payments in 2025.
●We have a vendor arrangement with Wildcat Oil Tools, an oilfield tool company founded by one of our directors, Aron Marquez. Mr. Marquez was the Chief Executive Officer of Wildcat Oil Tools from 2012 until January 2023, when he became the Executive Chairman of the Wildcat Oil Tools Board of Directors. Wildcat Oil Tools was an established vendor for each of Centennial and Colgate prior to Mr. Marquez being appointed to the Board in connection with the PR Merger closing. In 2025, we paid approximately $0.4 million to Wildcat Oil Tools.

PERMIAN RESOURCES	2026 PROXY STATEMENT	59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding ownership of shares of our Class A common stock and Class C common stock as of March 24, 2026 by:
●each person who is the beneficial owner of more than 5% of the outstanding shares of any class of our common stock (based on a review of ownership reports filed with the SEC on or before March 24, 2026);
●each of our NEOs and directors for 2025; and
●all of our current executive officers and directors, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of a date reasonably selected by us. We selected March 24, 2026 as the determination date. The beneficial ownership percentages are based on 842,365,447 shares of our Class A common stock and 0 shares of our Class C common stock issued and entitled to vote as of March 24, 2026.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	CLASS A COMMON STOCK
NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Shareholders
BlackRock, Inc.(1)	61,238,040	7.3%
The Vanguard Group, Inc.(2)	58,741,024	7.0%
Directors and Named Executive Officers
William M. Hickey III(3)	12,379,394	1%
James H. Walter(4)	12,379,394	1%
Guy M. Oliphint(5)	605,272	*
John C. Bell(6)	1,567,172	*
Robert R. Shannon(7)	2,351,802	*
Robert J. Anderson(8)	515,148	*
Maire A. Baldwin(9)	288,040	*
Frost W. Cochran
Karan E. Eves(10)	85,218	*
Steven D. Gray(11)	230,530	*
Aron Marquez(12)	72,218	*
William J. Quinn(13)	7,933,155	1%
Jeffrey H. Tepper(14)	150,546	*
Robert M. Tichio(15)	40,869	*
All current directors and executive officers, as a group (13 individuals)	38,083,610	5%
*    = Less than 1%.
(1)Based solely on a Schedule 13G/A filed with the SEC on November 11, 2024 by BlackRock, Inc. ("BlackRock"). BlackRock may be deemed to beneficially own 61,238,040 shares of Class A common stock. With regards to such shares, BlackRock has sole voting power over 59,971,638 shares, shared voting power over no shares, sole dispositive power over 61,238,040 shares, and shared dispositive power over no shares. BlackRock's 13G/A contained information as of September 30, 2024 and may not reflect accurate or complete information about BlackRock's current holdings of PR common stock. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(2)Based solely on a Schedule 13G/A filed with the SEC on June 10, 2024 by the Vanguard Group, Inc. ("Vanguard"). Vanguard, in its capacity as investment adviser, may be deemed to beneficially own 58,741,024 shares of Class A common stock. With regards to such shares, Vanguard has sole voting power over no shares, shared voting power over 428,750 shares, sole dispositive power over 57,847,644 shares and shared dispositive power over 893,380 shares. Vanguard's 13G/A contained information as of May 31, 2024 and may not reflect accurate or complete information about Vanguard's current holdings of Class A common stock. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

60	PERMIAN RESOURCES	2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)Amount reflected in the table for Mr. Hickey includes 2,989,989 shares of Class A common stock held of record by Hickey Family Investments, L.P., an investment partnership controlled by Mr. Hickey.
(4)Amount reflected in the table for Mr. Walter includes 2,989,989 shares of Class A common stock held of record by Bedford Family Partners, L.P., an investment partnership controlled by Mr. Walter.
(5)Amount reflected in the table for Mr. Oliphint includes 80,954 shares of Class A common stock subject to continued time‑based vesting requirements.
(6)Amount reflected in the table for Mr. Bell includes 73,554 shares of Class A common stock subject to continued time‑based vesting requirements.
(7)Amount reflected in the table for Mr. Shannon includes 73,202 shares of Class A common stock subject to continued time‑based vesting requirements. Also includes 500,000 shares of Class A common stock held of record by SFIP 2024 LLC and 500,000 shares of Class A common stock held of record by Shannon Family Investment Partnership, L.P., investment partnerships controlled by Mr. Shannon.
(8)Amount reflected in the table for Mr. Anderson includes 21,312 shares of Class A common stock subject to continued time‑based vesting requirements and reflects his ownership as of his last day as a member of the Board, January 21, 2026. Because Mr. Anderson no longer serves as a member of the Board, his security ownership is not included in the total noted above for current directors and executive officers as a group.
(9)Amount reflected in the table for Ms. Baldwin includes 22,794 shares of Class A common stock subject to continued time‑based vesting requirements.
(10)Amount reflected in the table for Ms. Eves includes 21,312 shares of Class A common stock subject to continued time‑based vesting requirements.
(11)Amount reflected in the table for Mr. Gray includes 33,914 shares of Class A common stock subject to continued time‑based vesting requirements.
(12)Amount reflected in the table for Mr. Marquez includes 21,312 shares of Class A common stock subject to continued time‑based vesting requirements.
(13)Includes 6,914,410 shares of Class A common stock held of record by Mail Holdings, L.P., which is controlled by Mr. Quinn. The business address for each person named in this footnote is 2100 McKinney Ave #1675, Dallas, TX 75201. This information is based solely upon information furnished by affiliates of Pearl and PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date.
(14)Amount reflected in the table for Mr. Tepper includes 22,979 shares of Class A common stock subject to continued time‑based vesting requirements.
(15)Amount reflected in the table for Mr. Tichio includes 22,424 shares of Class A common stock subject to continued time‑based vesting requirements.

PERMIAN RESOURCES	2026 PROXY STATEMENT	61

PROPOSAL 2:

Approval on an Advisory Basis of our
Named Executive Officer Compensation

In accordance with the Dodd‑Frank Act and Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non‑binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Please read “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for details about our executive compensation programs. We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say‑on‑pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of Permian Resources Corporation (the "Company") approve, by a non‑binding advisory vote, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosure.”
The say‑on‑pay vote is advisory, and therefore not binding on the Company, our Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our shareholders and intend to consider our shareholders’ views regarding our executive compensation programs, including in making future decisions relating to such programs.
VOTE REQUIRED AND BOARD RECOMMENDATION

The approval by a non‑binding advisory vote of our NEO compensation requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not have an effect on the outcome of the vote. Broker non‑votes have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

62	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 3:

Ratification of Appointment of Independent
Registered Public Accounting Firm

KPMG LLP, which has been our independent audit firm since November 18, 2016, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending December 31, 2026, and our Audit Committee has further directed that the appointment of KPMG LLP be submitted for ratification by our shareholders at the Annual Meeting. We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and their clients. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from shareholders.
Shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by the Bylaws, Corporate Governance Guidelines, committee charters or otherwise. However, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our shareholders’ best interests.
PRINCIPAL ACCOUNTING FIRM FEES

The table below sets forth the aggregate fees billed by KPMG LLP, the Company’s independent registered public accounting firm, for the last two fiscal years.

AUDITOR FEES	2024	2025
Audit fees(1)	$2,580,000	$1,935,000
Audit-related fees	–	–
Tax-related fees(2)	–	882,000
Total	$2,580,000	$2,817,000
(1)Audit fees are for the audit of the Company’s consolidated financial statements included in the applicable Annual Report on Form 10‑K, including the audit of the effectiveness of the Company’s internal controls over financial reporting, and the review of the Company’s financial statements included in the applicable quarterly report on Form 10‑Q. These fees also include work performed in connection with registration statements, capital market transactions, oil and gas property acquisitions, including any acquisition‑related costs and other audit‑related services.
(2)Tax-related fees are for services related to tax planning and compliance, tax-related and structuring-related consultation, and tax services related to potential acquisitions or dispositions.
AUDIT COMMITTEE APPROVAL

On an annual basis, the Audit Committee reviews and pre‑approves the Company engaging the independent registered public accounting firm for the following year. As part of this process, the Audit Committee pre‑approves all audit and permitted audit‑related and non‑audit services to be performed by the independent registered public accounting firm, including the fees relating thereto.
The Audit Committee may delegate pre‑approval authority to one or more of its members. In the event of any such delegation, any pre‑approved decisions will be reported to the Audit Committee at its next scheduled meeting. All fees described in the table above were pre‑approved by the Audit Committee.

PERMIAN RESOURCES	2026 PROXY STATEMENT	63

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
VOTE REQUIRED AND BOARD RECOMMENDATION
VOTE REQUIRED AND BOARD RECOMMENDATION

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not have an effect on the outcome of the vote. As this is considered a "routine" proposal under the NYSE rules, brokers are permitted to vote uninstructed shares at their discretion on this proposal, so broker non‑votes are not expected.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

64	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 4:

Approval of the First Amendment to the Permian
Resources Corporation 2023 Long Term
Incentive Plan

We are asking you to approve the First Amendment (the "First Amendment") to the Permian Resources Corporation 2023 Long Term Incentive Plan (the "2023 Plan") to increase the maximum number of shares of common stock that may be issued to settle Awards granted under the 2023 Plan by 30,000,000 shares, from 71,718,560 shares to 101,718,560 shares. If the First Amendment is approved, we will promptly register the additional shares on a registration statement on Form S-8.
On February 23, 2026, at the recommendation of our Compensation Committee, our Board of Directors adopted the First Amendment, subject to and effective upon approval of the First Amendment by our shareholders at the Annual Meeting. Section 10.4 of the 2023 Plan does not empower management to adopt the First Amendment without first seeking shareholder approval, and applicable securities laws and NYSE rules relating to issuer equity compensation plans require that the Company seek shareholder approval of the First Amendment. Even though the Company is not required to satisfy certain Awards through the issuance or purchase of common stock, and may settle such Awards in cash, the Board considers it advisable to increase the shares reserved under the 2023 Plan by 30,000,000 shares of common stock to maintain the Company’s flexibility in determining whether to settle certain Awards in cash or shares of common stock. If approved by our shareholders, the First Amendment will become effective on May 19, 2026. If the First Amendment is not approved by our shareholders, then the current 2023
Plan, including the maximum number of shares of common stock that may be issued to settle Awards granted under the 2023 Plan of 71,718,560 shares, will continue in full force and effect.
We believe that the First Amendment to the 2023 Plan is essential to our growth and to accommodate the needs associated with our continued operations and success. Equity awards are intended to motivate high levels of performance and align the interests of our directors and employees with those of our shareholders by giving directors and employees the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. The Board and our management team believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.
As of March 24, 2026, the 2023 Plan had approximately 11,574,766 shares remaining in its share reserve, with 1,088,512 shares available for future awards, assuming that PSUs granted in 2022, 2024 and 2025 are paid out at maximum levels and PSUs granted in 2026 are paid out at target levels. The 2023 Plan is the only plan pursuant to which we can grant equity awards, and the limited number of shares remaining restricts our ability to grant future equity awards. Therefore, we believe it is highly important to increase the share reserve so that we can continue to use equity awards to attract, retain and motivate employees.

PERMIAN RESOURCES	2026 PROXY STATEMENT	65

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
POTENTIAL DILUTION AND BURN RATE
POTENTIAL DILUTION AND BURN RATE

When considering the number of shares of common stock to add to the 2023 Plan, the Compensation Committee and the Board considered, among other things, the potential dilution to current shareholders as measured by burn rate and overhang. The First Amendment provides that the total number of additional shares of common stock available for issuance under the 2023 Plan will be 30,000,000 shares, which would represent approximately 3.6% of our 842,365,447 shares of common stock outstanding as of March 24, 2026. As of March 24, 2026, the price of one share of our Class A common stock was $20.68.
The “burn rate” measures the potential dilutive effect of our annual equity awards. The annual burn rate expresses the amount of stock awards a company grants annually relative to its shares of common stock outstanding, by dividing the number of shares granted during the applicable fiscal year by the weighted average number of shares outstanding for that year.
The following table provides information on the annual burn rate and the three-year burn rate for the past three fiscal years:

YEAR	STOCK OPTIONS GRANTED	RSA'S GRANTED	PSU'S GRANTED(1)	WEIGHTED AVERAGE COMMON STOCK OUTSTANDING(2)	BURN RATE
2025	–	4,719,206	2,216,934	715,771,562	0.97%
2024	–	2,475,559	739,738	640,661,904	0.50%
2023	–	1,203,557	288,355	349,213,060	0.43%
Three-Year Average					0.63%
(1)Amounts in this column reflect the payout value based on achieving certain performance goals, The awards for 2024 and 2023 are reflected at the maximum value and the awards for 2025 are reflected at the target value based on the Company's performance during the relevant period.
(2)Amounts in this column reflect the number of shares of Class A common stock outstanding..
The following table provides additional information about the aggregate outstanding equity awards under the 2023 Plan without giving effect to the First Amendment (unless otherwise stated). All information is as of December 31, 2025.

AGGREGATE OUTSTANDING EQUITY AWARDS	AS OF DECEMBER 31, 2025
Shares subject to granted stock options	239,533
Weighted average exercise price	$16.11
Weighted average remaining term (years)	1.8
Shares subject to RSAs and RSUs	6,107,715
Shares subject to PSUs (at target)	5,238,609
Shares available for grant under the 2023 Plan	13,917,538
Total shares of common stock outstanding	836,124,535

66	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
CONSIDERATIONS FOR APPROVAL OF THE FIRST AMENDMENT
CONSIDERATIONS FOR APPROVAL OF THE FIRST AMENDMENT

In recommending the First Amendment to the Board for approval, the Compensation Committee reviewed employee and compensation data provided by Company management and analyses prepared by Meridian, an independent compensation consultant retained by the Compensation Committee. Considerations taken into account by the Compensation Committee included:
●Competitiveness. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need for success.
●Duration of current shares. If we do not increase the shares available for issuance, we expect the number of available shares under the 2023 Plan to be insufficient to make future equity awards including the annual equity awards to our employees in 2026. If our shareholders approve the First Amendment, we estimate that the shares reserved for issuance under the 2023 Plan would be sufficient for three to four additional years of awards, based on projected employee headcount and grant amounts. However, the duration of the share reserve will depend on currently unknown factors, such as the Company's future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, acquisitions and divestitures, the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.
●Reasonable overhang. Our equity plan dilution rate (or overhang) as of March 24, 2026 was 2.92% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grants under the 2023 Plan by (2) the total number of common shares outstanding). As of March 24, 2026, the shares remaining available under the 2023 Plan and share subject to outstanding awards represented 0.13% and 2.79% of our current overhang, respectively. If approved, the issuance of the additional 30,000,000 shares to be reserved under the 2023 Plan would increase our total potential dilution rate from approximately 2.92% to 6.50%.
SUMMARY OF THE 2023 PLAN

This section summarizes certain principal features of the 2023 Plan, as amended by the proposed First Amendment. The summary is qualified in its entirety by reference to the complete text of the 2023 Plan, as well as the proposed First Amendment, which are both attached to this Proxy Statement in Appendix B.
ELIGIBILITY AND ADMINISTRATION

Our employees and directors, or those of our subsidiaries, are eligible to receive awards under the 2023 Plan. As of March 24, 2026, we had 512 employees, no consultants and eight non-employee directors who are eligible to participate in the 2023 Plan.
The 2023 Plan is administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (such delegates, collectively, the Plan Administrator), subject to the limitations imposed under the 2023 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The Plan Administrator has the authority to take all actions and make all determinations under the 2023 Plan, to interpret the 2023 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2023 Plan as it deems advisable. The Plan Administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2023 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2023 Plan.

PERMIAN RESOURCES	2026 PROXY STATEMENT	67

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
SHARES AVAILABLE FOR AWARDS
SHARES AVAILABLE FOR AWARDS

An aggregate of 71,718,560 shares of our common stock are available currently for issuance under the 2023 Plan (prior to the effectiveness of the First Amendment). Shares granted by the Company under the 2023 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
If an award under the 2023 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the 2023 Plan. However, the 2023 Plan does not allow the shares available for grant under the 2023 Plan to be recharged or replenished with shares that:
●are tendered or withheld to satisfy the exercise price of an option;
●are tendered or withheld to satisfy tax withholding obligations for any award;
●are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or
●are purchased on the open market with cash proceeds from the exercise of options.
Awards granted under the 2023 Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us (or any of our subsidiaries) or our (or any of our subsidiaries) acquisition of the entity’s property or stock will not reduce the shares available for grant under the 2023 Plan, but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options.
AWARDS

The 2023 Plan provides for the grant of stock options, including incentive stock options ("ISOs") and nonqualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock, dividend equivalents, restricted stock units ("RSUs") and other stock or cash based awards. Certain awards under the 2023 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2023 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
●Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The Plan Administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders).
●Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Upon issuance of restricted stock, recipients generally have the rights of a shareholder with respect to such shares, which generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock only to the extent the vesting conditions have been satisfied and the restricted stock vests. The terms and conditions applicable to restricted stock will be determined by the Plan Administrator, subject to the conditions and limitations contained in the 2023 Plan.
●RSUs. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend equivalents with respect to an award that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the vesting conditions are subsequently satisfied and the award vests. The Plan Administrator may provide that the delivery of the shares underlying

68	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
MINIMUM VESTING
RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the Plan Administrator, subject to the conditions and limitations contained in the 2023 Plan.
●Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The Plan Administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.
MINIMUM VESTING

The 2023 Plan provides that no award or portion thereof granted under the 2023 Plan may vest earlier than the first anniversary of the date the award is granted, and no award agreement may reduce or eliminate such minimum vesting requirement, provided that this minimum vesting requirement does not apply to substitute awards, awards delivered in lieu of fully vested cash-based awards (or other fully vested cash awards or payments), any awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders, or any other awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the 2023 Plan as of the effective date of the 2023 Plan.
PROHIBITION ON REPRICING

Under the 2023 Plan, the Plan Administrator may not, except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of our shareholders, authorize the repricing of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award or an option or SAR with an exercise price per share that is less than the exercise price per share of the original award.
CERTAIN TRANSACTIONS

In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the Plan Administrator has broad discretion to take action under the 2023 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2023 Plan and replacing or terminating awards under the 2023 Plan. In addition, in the event of certain non-reciprocal transactions with our shareholders, the Plan Administrator will make equitable adjustments to the 2023 Plan and outstanding awards as it deems appropriate to reflect the transaction.
PROVISIONS OF THE 2023 PLAN RELATING TO DIRECTOR COMPENSATION

The 2023 Plan provides that the Plan Administrator may establish compensation for non-employee directors from time to time subject to the 2023 Plan’s limitations. The Plan Administrator will from time to time determine the terms, conditions and amounts of all non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value of any equity awards granted under the 2023 Plan as compensation for services as a non-employee director during any fiscal year may not exceed $500,000. The Plan Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Plan Administrator may determine in its discretion, subject to the limitations in the 2023 Plan.

PERMIAN RESOURCES	2026 PROXY STATEMENT	69

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
PLAN AMENDMENT AND TERMINATION
PLAN AMENDMENT AND TERMINATION

Our Board may amend or terminate the 2023 Plan at any time; however, no amendment, other than certain adjustments for changes in common stock and certain other transactions, may materially and adversely affect an award outstanding under the 2023 Plan without the consent of the affected participant, and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2023 Plan will remain in effect until May 23, 2033, unless earlier terminated by our Board. No awards may be granted under the 2023 Plan after its termination.
FOREIGN PARTICIPANTS, CLAWBACK PROVISIONS, TRANSFERABILITY AND PARTICIPANT PAYMENTS

The Plan Administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to our existing clawback policy and any clawback policies that we may adopt in the future or provide for in the applicable award agreement. Except as the Plan Administrator may determine or provide in an award agreement, awards under the 2023 Plan are generally non-transferable, except by will or the laws of descent and distribution, or, subject to the
Plan Administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2023 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2023 Plan, the Plan Administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the Plan Administrator deems suitable or any combination of the foregoing.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of the United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participant’s particular circumstances.
ISO
No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less, the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is generally an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise.
NSOs
No income is expected to be recognized by a participant for federal income tax purposes upon the grant of an NSO. Upon exercise of an NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of an NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

70	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCE
SARs
There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
RSUs
There will be no federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitations on the Employer’s Compensation Deduction
In general, under Section 162(m) of the Code, income tax deductions of publicly traded corporations may be limited to the extent total compensation for certain current or former executive officers exceeds $1 million in any one taxable year. Prior to the Tax Cuts and Jobs Act of 2017 (the “TCJ Act”), the deduction limit did not apply to certain “performance-based” compensation established by an independent compensation committee which conformed to certain conditions stated under the Code and related regulations. The TCJ Act eliminated the performance-based compensation exemption, although compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 may be “grandfathered” and still qualify for the performance-based compensation exception under certain circumstances. In addition, U.S. Department of Treasury regulations require a corporate partner to include its distributive share of compensation paid by a partnership after December 18, 2020 (other than pursuant to a written binding contract that is in effect on December 20, 2019, and that is not materially modified after that date) to covered employees of the corporate partner for purposes of applying the Section 162(m) deduction limit. Accordingly, under Section 162(m), for 2020 and later tax years, subject to certain transition relief rules, we may be limited in our ability to deduct compensation paid to our covered employees in excess of $1 million.

PERMIAN RESOURCES	2026 PROXY STATEMENT	71

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
NEW PLAN BENEFITS
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2023 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, SARs and RSU programs. Generally speaking, an exemption from Section 409A is available for restricted stock, ISOs, non-discounted NSOs and appreciation rights if no deferral is provided beyond exercise, provided that such awards are structured in compliance with the requirements of the exemption.
The awards made pursuant to the 2023 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2023 Plan are not exempt from coverage. However, if the 2023 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the 2023 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The 2023 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
NEW PLAN BENEFITS

Awards under the 2023 Plan are subject to the discretion of the Plan Administrator, and no determinations have been made by the Plan Administrator as to any future awards that may be granted pursuant to the 2023 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2023 Plan. However, our directors and executive officers are eligible to receive awards under the 2023 Plan and could benefit from the grant of equity-based awards under the 2023 Plan.
INTEREST OF CERTAIN PERSONS IN THE FIRST AMENDMENT TO THE 2023 PLAN

Shareholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the First Amendment to the 2023 Plan because they may in the future receive awards under the 2023 Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the First Amendment to the 2023 Plan.
VOTE REQUIRED AND BOARD RECOMMENDATION

The approval of the First Amendment requires the vote of a majority of the votes cast by the shareholders. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the outcome of the approval of the First Amendment.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN.

72	PERMIAN RESOURCES	2026 PROXY STATEMENT

PROPOSAL 5:

Approval of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc.

On January 7, 2026, we completed the Reorganization under Section 251(g) of the DGCL, pursuant to which we, among other things, reorganized under a new public holding company. In connection with the Reorganization, the public holding company prior to the Reorganization became a wholly owned subsidiary of the new public holding company, which, following completion of the Reorganization, changed its name to “Permian Resources Corporation,” became the successor issuer of the prior public holding company and replaced the prior public holding company, with its shares of Class A Common Stock continuing to trade on the NYSE on an uninterrupted basis.
As required by Section 251(g) of the DGCL, in connection with the Reorganization, the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc. (f/k/a Permian Resources Corporation) (“PRH”) was further amended (as so amended and restated, the “PRH Charter”) to provide that all acts or transactions involving PRH, other than the election or removal of directors of PRH, that require the approval of the Company as PRH’s sole shareholder will also require the approval of the Company’s shareholders by the same vote as is required by the DGCL and the PRH Charter (the “Pass-Through Voting Provision”). Accordingly, the Pass-Through Voting Provision gives the Company’s shareholders direct voting rights with respect to matters affecting PRH that would otherwise only require the approval of the Company as PRH’s sole shareholder. Absent a provision like the Pass-Through Voting Provision, there is no general requirement under Delaware law that shareholders of a parent entity be given the right to vote on transactions involving the parent entity’s wholly-owned subsidiaries.
The Board seeks approval from the Company’s shareholders to amend the PRH Charter to remove the Pass-Through Voting Provision. Among other things, the elimination of the Pass-Through Voting Provision would allow the Company, as PRH’s sole shareholder, to approve certain corporate acts relating to PRH without the additional approval of the Company’s shareholders. The Pass-Through Voting Provision, which will be removed from the PRH Charter if the proposed amendment is approved, reads as follows:
“Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or the organizational documents of the Corporation, the approval of the stockholders shall require, pursuant to Section 251(g) of the DGCL, in addition to requiring approval of the stockholders of the Corporation, the approval of the stockholders of Permian Resources Corporation (or any successor by merger) (as the holding company resulting from the merger of PRC NewCo II Inc with and into the Corporation, effected on January 7, 2026), by the same vote as is required by the DGCL and/or by the organizational documents of the Corporation.”
A complete copy of the proposed amendment is attached to this proxy statement as Appendix C.
RATIONALE FOR APPROVAL

The Reorganization was implemented to better align our management ownership with public investors, enhance the ability of management team members to maintain peer-leading ownership and advance the Company towards the simplification of its current Up-C structure.
The removal of the Pass-Through Voting Provision will put the Company in the same position as substantially all other public holding companies that operate through multiple subsidiaries. It is uncommon for the shareholders of such public holding companies to have direct voting rights as to matters that affect only subsidiaries of the holding company. By removing this requirement, the Company will gain the flexibility and efficiency currently realized by nearly all other companies that operate under the same, or similar, structures.
Under Delaware law, certain acts, such as a change in domicile or the conversion of a wholly-owned subsidiary from a corporation into a limited liability company, would require the approval of the parent corporation as the sole shareholder of the subsidiary, but would not normally require a vote of the shareholders of the parent corporation. However, if the Pass-Through Voting Provision

PERMIAN RESOURCES	2026 PROXY STATEMENT	73

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PERMIAN RESOURCES HOLDINGS INC.
VOTE REQUIRED AND BOARD RECOMMENDATION
were to be retained in the PRH Charter, then such acts would require the approval of the Company’s shareholders.
Obtaining the approval of the shareholders of a public corporation would significantly delay the Company’s ability to complete certain actions and increase its costs, including through scheduling a vote, whether at a regular annual shareholders meeting or at a special meeting, of the Company’s shareholders. To avoid such delays and costs, and to provide maximum flexibility and efficiency under the Company’s new holding company structure, the Company proposes to remove the Pass-Through Voting Provision from the PRH Charter. Following the removal of the Pass-Through Voting Provision from the PRH Charter, shareholders of the Company would continue to have the voting rights typically provided to shareholders of a public holding company by Delaware law.
Removing the Pass-Through Voting Provision from the PRH Charter would have no effect on the right of shareholders of the Company to vote on matters relating to the Company, such as a merger or consolidation of the Company, a sale of all or substantially all of the Company’s assets, or any other acts or transactions requiring the approval of the Company’s shareholders under applicable law. If the proposed amendment is approved by the Company’s shareholders and effected, then the Pass-Through Voting Provision would be removed from the PRH Charter, and the Company would no longer be required to obtain the additional approval of the Company’s shareholders for acts or transactions by or involving PRH as is currently required by the Pass-Through Voting Provision.
VOTE REQUIRED AND BOARD RECOMMENDATION

The approval of the PRH Charter Amendment proposal requires the affirmative vote of shareholders holding at least a majority of the outstanding voting stock of the Company voting together as a single class. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal 5.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PRH CHARTER AMENDMENT PROPOSAL AS DISCUSSED ABOVE.

74	PERMIAN RESOURCES	2026 PROXY STATEMENT

GENERAL INFORMATION

ANNUAL REPORT

Our Annual Report on Form 10‑K for the year ended December 31, 2025 accompanies this Proxy Statement.
OTHER BUSINESS

Our management does not know of any other matters to come before the Annual Meeting, and our Board does not intend to present any other items of business other than those stated in the Notice of 2026 Annual Meeting of
Shareholders. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.
SHAREHOLDER PROPOSALS

If you wish to submit a shareholder proposal pursuant to Rule 14a‑8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2027 annual meeting of shareholders, you must submit the proposal to our General Counsel and Secretary no later than                , 2026.
In addition, if you desire to bring business or nominate an individual for election or re‑election as a director outside of Rule 14a‑8 under the Exchange Act before our 2027 annual meeting of shareholders, you must comply with the Bylaws, which currently require that you provide written notice of such business to our General Counsel and Secretary no earlier than January 19, 2027, and no later than the close of business on February 20, 2027, and otherwise comply with the advance notice and other provisions set forth in our Bylaws, which currently includes, among other things, the submission of specified information. For additional requirements, shareholders should refer to Article II, Section 2.7 and Article III, Section 3.3 of the Bylaws, a current copy of which may be obtained from our General Counsel and Secretary.
In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act no later than March 20, 2027.
AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our Annual Report has been posted on the internet along with this Proxy Statement and proxy materials to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy‑soliciting material. We will mail without charge, upon written request, a copy of our Annual Report including exhibits. Please send a written request to our General Counsel and Secretary at:
Permian Resources Corporation
300 N. Marienfeld Street, Ste. 1000
Midland, TX 79701
Attention: General Counsel and Secretary
The charters for our Audit, Compensation, Nominating and Corporate Governance and Environmental, Social and Governance Committees, as well as our Corporate Governance Guidelines, our Policy for Accounting‑Related Complaints, our Policy for Related Person Transactions and our Code of Business Conduct and Ethics are posted in the Investor Relations portion of our website at www.permianres.com, and are also available in print without charge upon written request to our General Counsel and Secretary at the address above.
Shareholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household. We will promptly deliver a separate copy of the proxy materials to such shareholders upon receipt of a written or oral request to our General Counsel and Secretary at the address above, or by calling (432) 695‑4222.
If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

PERMIAN RESOURCES	2026 PROXY STATEMENT	75

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

In this section of the Proxy Statement, we answer some common questions regarding the Annual Meeting and the voting of shares of common stock at the Annual Meeting.
When and where will the Annual Meeting be held?
The Annual Meeting will take place on May 19, 2026 at 9:00 a.m. Central Time at:
Petroleum Club of Midland
501 West Wall Street
Midland, TX 79701
Although we are currently planning to hold the Annual Meeting in person, in the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding a virtual‑only or hybrid Annual Meeting rather than an in‑person Annual Meeting. If we take this step, details on how to participate will be issued by press release, posted on our website and filed with the SEC as additional proxy material. Therefore, if you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.
Why did I receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting in the mail instead of a paper copy of the proxy materials?
The SEC has approved rules allowing companies to furnish proxy materials, including this Proxy Statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing paper copies. We believe these rules provide a convenient and quick way in which our shareholders can access the proxy materials and vote their shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Accordingly, certain of our shareholders will receive a Notice and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such shareholders with notice of the Annual Meeting and will also provide instructions regarding how such shareholders can access and review all the proxy materials on the internet. The Notice also provides instructions as to how you may submit your proxy electronically via the internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.
Why did you send me the proxy materials or the Notice?
We sent you the proxy materials or the Notice because we are holding our Annual Meeting and our Board is asking for your proxy to vote your shares of common stock at the
Annual Meeting. We have summarized information in this Proxy Statement that you should consider in deciding how to vote at the Annual Meeting.
Can I vote my shares of common stock by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy electronically via the internet, by telephone or by requesting and returning a paper Proxy Card, or you may vote your shares of common stock by submitting an electronic ballot during the Annual Meeting.
Who can vote?
You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 31, 2026, the record date for determining the shareholders who are entitled to vote at the
Annual Meeting. As of March 31, 2026, there were a total of                shares of common stock issued and entitled to vote at the Annual Meeting. You get one vote for each share of common stock that you own.

76	PERMIAN RESOURCES	2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
How is a quorum determined?
We will hold the Annual Meeting if shareholders representing the required quorum of shares of common stock entitled to vote authorize their proxy online or telephonically, sign and return their Proxy Cards or attend the Annual Meeting. The presence via live webcast or by proxy of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your Proxy Card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the Proxy Card.
What is the required vote for approval?
The election of each of our director nominees requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non‑votes will not be counted as votes cast and, therefore, will not have an effect on the results of the election of directors. We have adopted a director resignation policy whereby an incumbent director who fails to receive a majority of the votes cast during an uncontested election may be required by the Board to resign. See “Corporate Governance—Majority Voting in Director Elections” for additional information regarding the majority voting standard for uncontested director elections and our director resignation policy.
The approval by a non‑binding advisory vote of our named executive officer compensation, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the approval of the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan require the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you abstain for purposes of these proposals, your abstention will not be counted as a vote cast and, therefore, will not have an effect on the results of such vote. For the approval on an advisory basis of our named executive officer compensation and the approval of the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan, broker non‑votes will have no effect on the outcome of the vote. The rules of the NYSE permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, so there will be no broker non‑votes on this proposal.
The approval of the amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc., our wholly owned subsidiary, to remove the "pass-through voting" provision in connection with our corporate reorganization requires the affirmative vote of a majority of the outstanding shares of common stock. Because this proposal requires approval by the affirmative vote of a majority of the outstanding shares of common stock, if you abstain for purposes of this proposal, your vote will have the effect of a vote "AGAINST" the proposal. A broker non-vote on this proposal will also have the effect of a vote "AGAINST" this proposal.
How do I vote by proxy?
Follow the instructions on the Notice or the Proxy Card to authorize a proxy to vote your shares of common stock at the Annual Meeting electronically via the internet or by telephone or, if you received paper proxy materials, by completing and returning the Proxy Card. The individuals named and designated as proxies will vote your shares of common stock as you instruct. You have the following choices in voting your shares of common stock:
●You may vote on each proposal, in which case your shares will be voted in accordance with your choices.
●In voting on the election of director nominees, you may either vote “FOR” or “AGAINST” each director.
●You may abstain from voting on the proposal to (1) elect the ten director nominees, (2) approve on an advisory basis our named executive officer compensation, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm,
(4) approve the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan and (5) approve the amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc., in which case no vote will be recorded with respect to the proposal.
You may return a signed Proxy Card without indicating your vote on any matter, in which case the designated proxies will vote to (1) elect the ten director nominees, (2) approve on an advisory basis our named executive officer compensation, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm, (4) approve the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan and (5) approve the amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc.

PERMIAN RESOURCES	2026 PROXY STATEMENT	77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
How can I authorize my proxy online or via telephone?
In order to authorize your proxy online or via telephone, go to www.cstproxyvote.com or call the toll‑free number reflected on the Notice, and follow the instructions. If your shares of common stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. Please have your Notice in hand when accessing the site, as it contains a Control Number required for access. You can authorize your proxy electronically via the internet or by telephone at any time prior to 11:59 p.m. Eastern Time, on May 18, 2026, the day before the Annual Meeting.
If you received paper proxy materials, you may also refer to the enclosed Proxy Card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper Proxy Card in the pre‑addressed, postage‑paid envelope provided.
What if other matters come up at the Annual Meeting?
As of the date of this Proxy Statement, the only matters we know of that will be voted on at the Annual Meeting are the proposals we have described herein: (1) the election of the ten director nominees, (2) the approval on an advisory basis of our named executive officer compensation, (3) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, (4) the approval of the First
Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan and (5) the approval of the amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc. If other matters are properly presented at the Annual Meeting, the designated proxies will vote your shares of common stock at their discretion.
Can I change my previously authorized vote?
Yes, you can change your vote at any time before the vote on a proposal either by executing or authorizing, dating and delivering to us a new proxy electronically via the internet, by telephone or by mail at any time prior to 11:59 p.m. Eastern Time, on May 18, 2026, the day before the Annual Meeting, by giving us a written notice revoking your Proxy Card or by attending the Annual Meeting and voting your shares of common stock during the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy. Proxy revocation notices or new proxy cards should be sent to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: General Counsel and Secretary.
Can I vote during the Annual Meeting rather than by authorizing a proxy?
You can attend the Annual Meeting and vote your shares of common stock during the Annual Meeting; however, we encourage you to authorize your proxy to ensure that your vote is counted. Authorizing your proxy electronically or telephonically, or submitting a Proxy Card, will not prevent you from later attending the Annual Meeting and voting your shares during the Annual Meeting.
Will my shares of common stock be voted if I do not provide my proxy?
Depending on the proposal, your shares of common stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions.
Brokerage firms do not have the authority under the NYSE rules to vote on non‑routine matters, which include the election of directors, the approval on an advisory basis of our named executive officer compensation, the approval of the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan or the approval of the amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources
Holdings Inc. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and will result in “broker non‑votes.” Broker non‑votes will be considered present for the purpose of determining whether we have a quorum. Such broker non‑votes will not have an effect on the election of directors, the approval on an advisory basis of our named executive officer compensation or the approval of the First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan. Such broker non-votes will have the effect of a vote "AGAINST" the approval of the amendment to the Sixth Amended and Restated Certificate of Incorporation of Permian Resources Holdings Inc. because this proposal requires approval by the affirmative vote of a majority of the outstanding shares of common stock, as opposed to a majority of the votes cast at the Annual Meeting.

78	PERMIAN RESOURCES	2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What do I do if my shares are held in “street name”?
If your shares of common stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares of common stock are held in “street name” and you would like to electronically vote your shares during the Annual Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.
Who will count the votes?
A representative of Continental Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.
Who pays for this proxy solicitation?
We do. We have engaged Sodali & Co ("Sodali") to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Sodali a fee of $12,500, plus disbursements. We will also reimburse Sodali for reasonable and documented out‑of‑pocket expenses and will indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of shares of common stock and in obtaining voting instructions from those owners. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for providing those services.
Who can help with my questions?
If you have additional questions about this Proxy Statement or the Annual Meeting or would like to receive additional copies, without charge, of this document or our Annual Report, please contact:
Permian Resources Corporation
300 North Marienfeld Street, Suite 1000
Midland, TX, 79701
Attention: General Counsel and Secretary
If you have any questions or need assistance voting your shares you may also contact our proxy solicitor at:
Sodali & Co
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
PR.info@investor.morrowsodali.com
Banks and Brokerage Firms, please call (203) 658‑9400
Shareholders, please call toll free (800) 662‑5200

PERMIAN RESOURCES	2026 PROXY STATEMENT	79

APPENDIX A –

Non‑GAAP Financial Measures

Adjusted Operating Cash Flow and Adjusted Free Cash Flow
Adjusted operating cash flow and adjusted free cash flow are supplemental non‑GAAP financial measures used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted operating cash flow as net cash provided by operating activities adjusted to remove changes in working capital, merger and integration and other non‑recurring charges, and estimated tax distributions to our non‑controlling interest owners. Adjusted operating cash flows is reduced by total cash capital expenditures to arrive at adjusted free cash flows.
Our management believes adjusted operating cash flow and adjusted free cash flow are useful indicators of the Company’s ability to internally fund its future exploration and development activities, to service its existing level of indebtedness or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities, its merger and integration and other non‑recurring costs or estimated tax distributions to noncontrolling interest owners after funding its capital expenditures paid for the period. The Company believes that these measures, as so adjusted, present meaningful indicators of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computation of adjusted operating cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies. Adjusted operating cash flow and adjusted free cash flow should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as determined in accordance with GAAP or as indicators of our operating performance or liquidity.
Adjusted operating cash flow and adjusted free cash flow are not financial measures that are determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of adjusted operating cash flow and adjusted free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

YEAR ENDED
(in thousands)	12/31/2025
Net cash provided by operating activities	$3,607,541
Changes in working capital:
Accounts receivable	321,456
Prepaid and other assets	23,288
Accounts payable and other liabilities	(347,422)
Merger and integration expense & other	4,749
Estimated tax distribution to noncontrolling interest owners(1)	(125)
Adjusted operating cash flow	3,609,487
Less: total cash capital expenditures	(1,965,926)
Adjusted free cash flow	$1,643,561
Adjusted diluted weighted average shares outstanding	846,529

80	PERMIAN RESOURCES	2026 PROXY STATEMENT

APPENDIX B –

First Amendment to Permian Resources
Corporation 2023 Long Term Incentive Plan
(Adopted by the Board on February 23, 2026)

PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN Adopted by the Board on April 7, 2023 Approved by the Company’s Stockholders on May 23, 2023 Amended and Restated on February 20, 2024
ARTICLE I. PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. The Plan is intended to replace the Centennial Resource Development, Inc. Second Amended and Restated Long Term Incentive Plan (the “Prior Plan”), subject to stockholder approval of the Plan. In the event that the Company’s stockholders do not approve this Plan, Awards granted under the Prior Plan will continue to be subject to the terms and conditions of the Prior Plan as in effect immediately prior to the date this Plan is approved by the Board.
ARTICLE II. ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III. ADMINISTRATION AND DELEGATION

3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to (i) determine which Service Providers receive Awards, (ii) grant Awards and (iii) set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2    Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

PERMIAN RESOURCES	2026 PROXY STATEMENT	81

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
ARTICLE IV. STOCK AVAILABLE FOR AWARDS

4.1    Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Notwithstanding anything to the contrary contained herein, (i) the Earthstone Shares may not be granted pursuant to Awards to individuals who were employed immediately prior to November 1, 2023 by the Company or by an entity that was an affiliate or Subsidiary of the Company prior to the closing of the merger with Earthstone Energy, Inc. and (ii) the Earthstone Shares will not be available for grant under this Plan after June 6, 2028.
4.2    Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without means the date the Participant ceases to be a Service Provider outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.
4.3    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 71,718,560 Shares may be issued pursuant to the exercise of Incentive Stock Options, which amount is inclusive of the number of Shares issued pursuant to the exercise of Incentive Stock Options under the Prior Plan.
4.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
4.5    Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $500,000. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

82	PERMIAN RESOURCES	2026 PROXY STATEMENT

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
ARTICLE V. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. For the avoidance of doubt, a Participant shall not be entitled to dividends or Dividend Equivalents in respect of Awards of Options or Stock Appreciation Rights.
5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
5.3    Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).
5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

PERMIAN RESOURCES	2026 PROXY STATEMENT	83

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
5.5    Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)    if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)    to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)    to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI. RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2    Restricted Stock.
(a)    Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3    Restricted Stock Units.
(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

84	PERMIAN RESOURCES	2026 PROXY STATEMENT

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
(b)    Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.
ARTICLE VII. OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

8.1    Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

PERMIAN RESOURCES	2026 PROXY STATEMENT	85

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
(b)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(c)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(d)    To replace such Award with other rights or property selected by the Administrator; and/or
(e)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3    Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.4    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX. GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4    Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

86	PERMIAN RESOURCES	2026 PROXY STATEMENT

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
9.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rate (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6    Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not except pursuant to Article VIII, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for the grant of new Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights, as applicable, or for cash, other property or the grant of any new Award at a time when the exercise price per share of the Option or Stock Appreciation Right is greater than the current Fair Market Value of a share.
9.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8    Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

PERMIAN RESOURCES	2026 PROXY STATEMENT	87

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
ARTICLE X. MISCELLANEOUS

10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3    Effective Date and Term of Plan. The Plan shall become effective as of the Effective Date. In the event that the Company’s stockholders do not approve this Plan, Awards granted under the Prior Plan will continue to be subject to the terms and conditions of the Prior Plan as in effect immediately prior to the date this Plan is approved by the Board. In addition, in the event that the Company’s stockholders do not approve this Plan, any Shares available for grant under the Prior Plan as of the Effective Date will continue to be available for grant pursuant to the terms of the Prior Plan. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan.
10.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6    Section 409A.
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

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APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

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APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
10.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
10.18    Section 162(m) Limitations. Notwithstanding any other provision of the Plan or any Award, each Award made under the Prior Plan prior to November 2, 2017 that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal or is otherwise not subject to the deduction limitation of Section 162(m) of the Code because it was granted to an individual who was not considered a “covered employee” under Section 162(m) of the Code (each such Award, a “Section 162(m) Award”) shall be subject to any additional limitations as the Administrator determines necessary for such Section 162(m) Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal or to otherwise be exempt from Section 162(m) of the Code pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award would cause any Section 162(m) Award to fail to so qualify or to otherwise be so exempt, any such provisions shall not apply to such Award to the extent necessary to ensure the continued qualification or exemption of such Award. To the extent permitted by applicable law, the Plan and any such Award shall be deemed amended to the extent necessary to conform to such requirements. To the extent necessary with respect to Section 162(m) Awards, the Administrator shall be comprised solely of two or more directors intended to qualify as “outside directors” for purposes of Section 162(m) of the Code.
10.19    No Fractional Shares. Notwithstanding any provision in the Plan to the contrary, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
10.20    Section 83(b) Elections Prohibited. No Participant may make an election under Section 83(b) of the Code, or any successor section thereto, with respect to any Award without the consent of the Administrator, which the Administrator may grant or withhold in its discretion.

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APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
10.21    Award Vesting Limitations. Notwithstanding any other provisions of the Plan to the contrary, but subject to Section 8.2, no Award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted, and no Award Agreement shall reduce or eliminate such minimum vesting requirement, provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 10.21 shall not apply to: (a) any Substitute Awards, (b) any Awards delivered in lieu of fully-vested cash-based Awards (or other fully-vested cash awards or payments), (c) any Awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders, or (d) any other Awards granted by the Administrator from time to time that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 4.1 as of the Effective Date, provided that nothing in this Section 10.21 limits the ability of an Award to provide that such minimum vesting restrictions may lapse or be waived upon the Participant’s death or disability, subject to Section 9.6.
ARTICLE XI. DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:
11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5    “Board” means the Board of Directors of the Company.
11.6    “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
11.7    “Change in Control” means and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

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APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.10    “Common Stock” means the Class A common stock of the Company.
11.11    “Company” means Permian Resources Corporation, a Delaware corporation, or any successor.
11.12    “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

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APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
11.13    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.14    “Director” means a Board member.
11.15    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.16    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.17    “Earthstone Plan” means the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan as amended and restated June 6, 2018.
11.18    “Effective Date” means May 23, 2023.
11.19    “Employee” means any employee of the Company or its Subsidiaries.
11.20    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.21    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.22    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
11.23    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.24    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.25    “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.26    “Option” means an option to purchase Shares.
11.27    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
11.28    “Overall Share Limit” means 71,718,560 Shares (which represents the 69,250,000 Shares currently authorized under the Plan, which amount is inclusive of the number of Shares issued or transferred pursuant to Awards under the Prior Plan, plus an additional 2,468,560 Shares assumed from the Earthstone Plan (the “Earthstone Shares”) that became available in connection with the closing of the merger with Earthstone Energy, Inc. effective as of November 1, 2023).
11.29    “Participant” means a Service Provider who has been granted an Award.

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APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
11.30    “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; individual business objectives; production or growth in production; reserves or added reserves; growth in reserves per share; inventory growth; environmental, health and/or safety performance; effectiveness of hedging programs; improvements in internal controls and policies and procedures; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles, in accordance with accounting principles established by the International Accounting Standards Board, or may be adjusted when established to include or exclude any items otherwise includable or excludable under U.S. Generally Accepted Accounting Principles or under the accounting principles established by the International Accounting Standards Board. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
11.31    “Plan” means this Permian Resources Corporation 2023 Long Term Incentive Plan, as amended or restated from time to time.
11.32    “Prior Plan” has the meaning set forth in the preamble.
11.33    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.34    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.35    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.36    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.37    “Securities Act” means the Securities Act of 1933, as amended.
11.38    “Service Provider” means an Employee, Consultant or Director.

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APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
11.39    “Shares” means shares of Common Stock.
11.40    “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.41    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.42    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.43    “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

PERMIAN RESOURCES	2026 PROXY STATEMENT	95

APPENDIX B – FIRST AMENDMENT TO PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
FIRST AMENDMENT
TO THE
PERMIAN RESOURCES CORPORATION
2023 LONG TERM INCENTIVE PLAN
This First Amendment to the Permian Resources Corporation 2023 Long Term Incentive Plan (the “Plan”) was approved and adopted by the Board of Directors of Permian Resources Corporation, a Delaware corporation (the “Company”), on February 23, 2026, subject to approval by the stockholders of the Company, which was obtained on May [ ], 2026. Accordingly, the Plan is hereby amended, effective as of May [ ], 2026, as follows:

1.	The definition of “Overall Share Limit” in Article XI, Section 11.28 of the Plan is hereby deleted in its entirety and replaced with the following:
“Overall Share Limit” means 101,718,560 Shares (which represents the 99,250,000 Shares currently authorized under the Plan, which amount is inclusive of the number of Shares issued or transferred pursuant to Awards under the Prior Plan, plus an additional 2,468,560 Shares assumed from the Earthstone Plan (the “Earthstone Shares”) that became available in connection with the closing of the merger with Earthstone Energy, Inc. effective as of November 1, 2023).”
In all other respects, the Plan remains unchanged and in full force and effect.
IN WITNESS WHEREOF, this First Amendment to the Plan has been executed to be effective as of May [ ], 2026.
PERMIAN RESOURCES CORPORATION
By:
Name: Guy M. Oliphint
Title: Executive Vice President and Chief Financial Officer

96	PERMIAN RESOURCES	2026 PROXY STATEMENT

APPENDIX C –

Amendment to Sixth Amended and Restated
Certificate of Incorporation of Permian
Resources Holdings Inc.

If the PRH Charter amendment proposal is approved, PRH will be authorized to file a Certificate of Amendment to its Sixth Amended and Restated Certificate of Incorporation substantially in the form of the following:
CERTIFICATE OF AMENDMENT
TO
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PERMIAN RESOURCES HOLDINGS INC.
May [ ], 2026
Permian Resources Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
FIRST: That the following amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), by the sole stockholder of the Corporation in accordance with Section 228 of the DGCL, and by the stockholders of Permian Resources Corporation in accordance with the terms of Article XII of the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), as in effect immediately prior to the effective time of this Certificate of Amendment.
SECOND: That the Charter is hereby amended by deleting Article XII in its entirety, which is of no further force or effect.
THIRD: This Certificate of Amendment shall become effective upon filing.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
By:
Name:
Title:

PERMIAN RESOURCES	2026 PROXY STATEMENT	97

300 N. Marienfeld Street, Suite 1000 Midland, Texas 79701

permianres.com

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PERMIAN RESOURCES CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2026.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED UNDER PROPOSAL 1.

1. To elect the ten directors nominated by the Board.

Nominees:

	FOR	AGAINST	ABSTAIN
1. Maire A. Baldwin	☐	☐	☐
2. Frost W. Cochran	☐	☐	☐
3. Karan E. Eves	☐	☐	☐
4. Steven D. Gray	☐	☐	☐
5. William M. Hickey III	☐	☐	☐
6. Aron Marquez	☐	☐	☐
7. William J. Quinn	☐	☐	☐
8. Jeffrey H. Tepper	☐	☐	☐
9. Robert M. Tichio	☐	☐	☐
10. James H. Walter	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4 and 5.

CONTROL NUMBER

Signature______________________ **Signature, if held jointly**______________________ **Date**__________, **2026**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2026

The 2026 Proxy Statement and the 2025 Annual Report to Shareholders are available at: https://www.cstproxy.com/permianres/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PERMIAN RESOURCES CORPORATION

The undersigned appoints William M. Hickey, James H. Walter, Guy M. Oliphint and John C. Bell, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Permian Resources Corporation held of record by the undersigned at the close of business on March 31, 2026 at the Annual Meeting of Stockholders of Permian Resources Corporation to be held on May 19, 2026, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES TO THE BOARD UNDER PROPOSAL 1, IN FAVOR OF PROPOSALS 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)